UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12

GT SOLAR INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 2, 2009

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of GT Solar International, Inc., which will be held on Friday, August 7, 2009 at 8:00 a.m., local time, at The Harvard Club, One Federal Street, 38th Floor, Boston, Massachusetts.

        The notice of annual meeting, proxy statement and proxy card (or voter instruction form if your shares are held through a broker or bank) are enclosed along with a copy of our Annual Report on Form 10-K. The notice and proxy statement are first being sent to stockholders on or about July 2, 2009.

        You will find information regarding the matters to be voted on at the meeting in the attached proxy statement.

        Whether or not you plan to attend the annual meeting, it is important that your shares be represented. You may vote by mailing a completed proxy card or, if your proxy card or voter instruction form so indicates, by phone or the Internet.

        We look forward to seeing you at the meeting.

Sincerely,
Thomas M. Zarrella President and Chief Executive Officer

243 Daniel Webster Highway
Merrimack, New Hampshire 03054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2009 Annual Meeting of Stockholders of GT Solar International, Inc. will be held on Friday, August 7, 2009 at 8:00 a.m., local time, at The Harvard Club, One Federal Street, 38th Floor, Boston, Massachusetts, for the following purposes:

  1.
  To elect as directors to the Board of Directors the eight nominees named in the attached proxy statement;

  2.
  To approve the GT Solar International, Inc. Section 162(m) Performance Incentive Plan, which enables us to provide incentive compensation to our executive officers in a manner that qualifies as "performance-based compensation" under Section 162(m) of the Internal Revenue Code;

  3.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 3, 2010; and

  4.
  To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        Our Board of Directors recommends you vote "FOR" the election of directors, "FOR" approval of the GT Solar International, Inc. Section 162(m) Performance Incentive Plan and "FOR" ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

        You may vote if you were a stockholder of record at the close of business on June 10, 2009. To ensure that your vote is properly recorded, please vote as soon as possible using the Internet, by phone or by mail, even if you plan to attend the annual meeting. You may still vote in person if you attend the annual meeting. For further details about voting, please refer to the section entitled "About the Annual Meeting" beginning on page 1 of this proxy statement.

        Our Annual Report on Form 10-K is being sent with this notice and proxy statement.

IF YOU PLAN TO ATTEND:

        Please note that space limitations make it necessary to limit attendance to stockholders. Registration will begin at 7:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of the voting instruction card or a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Directions to the annual meeting of stockholders where you may vote in person can be found in the Investor Relations section of our website at www.gtsolar.com.

By Order of the Board of Directors,

Hoil Kim
Vice President, General Counsel and Secretary
July 2, 2009

2009 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

i

ii

ABOUT THE ANNUAL MEETING

        References to the "Company," "GT Solar," "we," "us" and "our" in this proxy statement mean GT Solar International, Inc.

Who is soliciting my vote?

        The Board of Directors of GT Solar International, Inc. (the "Board of Directors" or the "Board") is soliciting your vote at the 2009 Annual Meeting of Stockholders ("2009 Annual Meeting").

What am I voting on?

        You are voting on:

  •
  Proposal 1: Election of the nominees named in this proxy statement to the Board of Directors (see page 4);

  •
  Proposal 2: Approval of the GT Solar International, Inc. Section 162(m) Performance Incentive Plan, which enables us to provide incentive compensation to our executive officers in a manner that qualifies as "performance-based compensation" under Section 162(m) of the Internal Revenue Code (see page 7);

  •
  Proposal 3: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 3, 2010 (see page 10); and

  •
  Any other business properly coming before the meeting.

How does the Board recommend that I vote my shares?

        The Board's recommendation can be found with the description of each item in this proxy statement. In summary, the Board recommends a vote "FOR" each of the nominees for director, "FOR" approval of the GT Solar International, Inc. Section 162(m) Performance Incentive Plan and "FOR" ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 3, 2010. Unless you give other instructions on your proxy card or voting instruction form, the persons named as proxy holders will vote in accordance with the recommendations of the Board.

Who is entitled to vote?

        Only stockholders of record at the close of business on June 10, 2009 will be entitled to vote at the 2009 Annual Meeting. As of that date, we had outstanding 143,301,437 shares of our common stock. Each share of common stock is entitled to one vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

        Your shares are counted as present at the 2009 Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our meeting, holders of a majority of our outstanding shares of common stock as of June 10, 2009 must be present in person or by proxy at the meeting. This is referred to as a quorum. Proxy cards or voting instruction forms that reflect abstentions and "broker non-votes" will be counted as shares present to determine whether a quorum exists to hold the 2009 Annual Meeting.

What is a "broker non-vote"?

        Under the rules that govern brokers who have record ownership of shares that they hold in "street name" for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on discretionary, or routine, matters but not on non-discretionary, or non-routine, matters. "Broker non-votes" generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. "Broker non-votes," if any, will not be counted in determining whether a plurality of the vote of the shares presented and entitled to vote has been cast, or whether a matter requiring a majority of the shares present and entitled to vote has been approved.

How many votes are needed for the proposals to pass?

        A plurality of the voting power present in person or represented by proxy and entitled to vote at the meeting is required for the election of each director. Accordingly, the eight nominees for director who receive the highest number of votes at the 2009 Annual Meeting will be elected.

        Approval of our Section 162(m) Performance Incentive Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting.

        Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending April 3, 2010 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting.

What if I vote "WITHHOLD" or "ABSTAIN"?

        In the election of directors, you may vote "FOR" all or some of the nominees or you may vote to "WITHHOLD" with respect to one or more of the nominees. A vote to "WITHHOLD" on the election of directors will have no effect on the outcome.

        For the approval of our Section 162(m) Performance Incentive Plan, you may vote "FOR," "AGAINST" or "ABSTAIN." If you vote "ABSTAIN," your shares will be counted as present for purposes of determining whether enough votes are present to hold the meeting, but a vote to "ABSTAIN" on the approval of our Section 162(m) Performance Incentive Plan will have the same effect of a vote "AGAINST."

        For the ratification of the appointment of the independent registered public accounting firm, you may vote "FOR," "AGAINST" or "ABSTAIN." If you vote "ABSTAIN," your shares will be counted as present for purposes of determining whether enough votes are present to hold the meeting, but a vote to "ABSTAIN" on the ratification of the appointment of the independent registered public accounting firm will have the same effect of a vote "AGAINST."

How do I vote?

        If your shares are registered directly in your name with GT Solar's transfer agent, BNY Mellon Investor Services LLC, you are considered, with respect to those shares, the holder of record. You can vote either in person at the meeting or by proxy without attending the meeting. Holders of record have three options for submitting their votes by proxy: (1) using the Internet, (2) by phone or (3) by mail. Please follow the voting instructions on your proxy card. Proxies submitted by the Internet or telephone must be received by 12:59 p.m. Eastern Time on August 6, 2009.

        If you hold your GT Solar stock in a brokerage account (that is, in "street name"), your ability to vote by telephone or over the Internet depends on your broker's voting process. Please follow the directions on your voter instruction form carefully. Even if you plan to attend the 2009 Annual

Meeting, we encourage you to vote your shares by proxy. If you plan to vote in person at the meeting and you hold your GT Solar stock in "street name," you must obtain a proxy from your broker and bring that proxy to the meeting.

Can I change or revoke my vote?

        Yes. You can change or revoke your vote at any time before the polls close at the 2009 Annual Meeting by (1) submitting another timely and later-dated proxy by Internet, telephone or mail, (2) delivering written instructions to our Secretary prior to the meeting, or (3) attending the meeting and voting in person.

        If you hold shares in "street name," you must follow the instructions on your voting instruction form to revoke any prior voting instructions.

Who counts the votes?

        We have hired BNY Mellon Investor Services, LLC, our transfer agent ("Mellon"), to count the votes represented by proxies cast by ballot, telephone and the Internet. A representative of Mellon will act as Inspector of Election.

What if I return my proxy card or voting instruction form but don't vote for some of the matters listed?

        If you return a signed proxy card or voting instruction form without indicating your vote, your shares will be voted "FOR" all of the proposals for which you did not indicate a vote.

Can other matters be decided at the 2009 Annual Meeting?

        We are not aware of any other matters that will be considered at the 2009 Annual Meeting. If any other matters arise, the named proxies will vote in accordance with their best judgment.

Who can attend the meeting?

        The 2009 Annual Meeting is open to all GT Solar stockholders. If you need directions for the meeting, please call GT Solar's Investor Relations Group at (603) 883-5200. When you arrive at the meeting location, please sign in at the lobby security desk before proceeding to the 38th Floor where signs will direct you to the meeting room. You need not attend the 2009 Annual Meeting to vote.

  Important Notice Regarding the Availability of Proxy Materials for
  the Annual Meeting to be Held on August 7, 2009

  This proxy statement and our 2009 Annual Report on Form 10-K are available at the Investor Relations section of our website (www.gtsolar.com) and can be accessed directly at the following Internet address: http://investor.gtsolar.com/financials.cfm

PROPOSAL 1—ELECTION OF DIRECTORS

Certain Information Regarding Directors

        There are eight nominees for election to our Board of Directors this year. Each director is elected annually to serve until the next annual meeting or until his successor is elected and qualified or until his earlier death, resignation or removal.

        If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted for the eight persons recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

        The Nominating and Corporate Governance Committee has recommended to the Board the nomination of the eight nominees set forth below, and the Board has nominated the eight nominees set forth below for election at the 2009 Annual Meeting. All of the nominees have indicated to GT Solar that they will be available to serve as directors. Each nominee currently serves as a director of GT Solar. In the event that any nominee should become unavailable, however, the named proxies, Thomas M. Zarrella, Richard E. Johnson and Hoil Kim, will vote for a nominee or nominees designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

        Set forth below is the principal occupation and other information about the nominees based on information furnished to us by each director.

Fusen E. Chen, Ph.D. Director Age: 49 Director since: 2008	Fusen E. Chen, Ph.D. has served as a director since May 2008. Dr. Chen has served as Executive Vice President, Chief Technology Officer and General Manager of the Gapfill Business Unit of Novellus Systems, Inc., a manufacturer of semiconductor production equipment since 2005, and as Senior Vice President, Asia Pacific Operations from 2004 to 2005. Prior to joining Novellus, Dr. Chen spent 10 years at Applied Materials, Inc., most recently as the Group Vice President & General Manager of the Copper Physical Vapor CPI Business Group. Dr. Chen holds a bachelor's degree in materials science and engineering from the National Tsing Hua University (Hsinchu, Taiwan) and a PhD in Materials Science & Engineering from the State University of New York at Stony Brook.

J. Michal Conaway Director Age: 60 Committee Memberships: Audit (Chair), Nominating and Corporate Governance Director since: 2008
J. Michal Conaway has served as a director since May 2008. He is the founder and has served as the Chief Executive Officer of Peregrine Group, LLC, an executive consulting firm, since 2002, and has been providing consulting services since 2000. Prior to 2000, Mr. Conaway held various management and executive positions, including serving as Chief Financial Officer of Fluor Corporation, an engineering, procurement, construction and maintenance services provider. He serves as a director of Quanta Services, Inc., as well as a director of privately-held Elgin National Industries, Inc. and Enterra Holdings Ltd. Mr. Conaway holds an M.B.A. degree from Pepperdine University and is a Certified Public Accountant.

J. Bradford Forth Chairman of the Board Age: 44 Committee Memberships: Compensation, Nominating and Corporate Governance (Chair) Director since: 2006	J. Bradford Forth has served as a director since March 2006 and as Chairman of the Board since January 2007. Mr. Forth has been a partner at GFI Energy Ventures LLC ("GFI"), a Los Angeles-based private equity firm, since he joined them in March 2006. From 1999 to 2005, Mr. Forth was Chief Executive Officer of Power Measurement, Inc., a global provider of enterprise energy management systems. Before becoming CEO, Mr. Forth was president of Power Measurement, Inc. from 1998 to 1999 and served in various other roles at the company, from 1988 to 1998, in research and development and as Vice President, Sales and Marketing. Mr. Forth served as Chairman of the Board of Directors of Cannon Technologies, Inc., a power industry provider, from March 2006 to August 2006, and as a director of Xantrex Technology, Inc., a power electronics supplier, from 2003 to 2006. He serves as a director of privately-held Good Cents Holdings, Inc. and Turbine Generator Maintenance. He was Ernst & Young's "2002 Pacific Entrepreneur of the Year—Technology and Communications." Mr. Forth holds an Electrical Engineering degree from the University of Victoria, in Victoria, British Columbia.

Ernest L. Godshalk Director Age: 64 Committee Memberships: Audit, Compensation (Chair) Director since: 2006
Ernest L. Godshalk has served as a director since July 2006. Mr. Godshalk is Managing Director of Elgin Management Group, a private investment company. He is also a director of Verigy Ltd., which provides test systems and solutions to the semiconductor industry, and Hittite Microwave Corporation, which provides integrated circuits, modules and systems for technically demanding radio frequency, microwave and millimeterwave applications. From February 2001 until he retired in December 2004, Mr. Godshalk served as President, Chief Operating Officer and a director of Varian Semiconductor Equipment Associates, Inc., a supplier of semiconductor manufacturing equipment. Mr. Godshalk is a graduate of Yale University and Harvard Business School.

Richard K. Landers Age: 61 Director since: 2006
Richard K. Landers has served as a director since March 2006. Mr. Landers is a founding partner of GFI. Prior to founding GFI, and from 1992 to 1995, Mr. Landers was a partner at Arthur Andersen. Prior to that, Mr. Landers was partner of Venture Associates LLC from 1986 to 1992. Mr. Landers also held senior planning and strategy positions in Los Angeles and Washington, D.C. with Southern California Gas Company and its holding company, Pacific Enterprises, from 1979 to 1986. Mr. Landers also served as a foreign service officer in the United States Department of State from 1972 to 1979 with special responsibilities for international energy matters. Mr. Landers serves as a director of privately-held Good Cents Holdings, Inc. Mr. Landers holds an AB from Claremont McKenna College and an MBA from Duke University.

Matthew E. Massengill Director Age: 47 Committee Memberships: Audit, Nominating and Corporate Governance Director since: 2008	Mr. Massengill has served as a director since September 2008. Mr. Massengill served as Chairman of the Board of Western Digital Corporation, a provider of computer hard disc drives, from November 2001 to March 2007. Mr. Massengill served as Chief Executive Officer of Western Digital Corporation from January 2000 to October 2005 and as President of Western Digital Corporation from January 2000 to October 2005. Mr. Massengill currently serves as a director of Western Digital Corporation, MicroSemi Corporation and Conexant Systems, Inc. Mr. Massengill holds a B.S. in engineering from Purdue University.

Noel G. Watson Director Age: 72 Committee Memberships: Compensation Director since: 2008
Noel G. Watson has served as a director since November 2008. Mr. Watson is the Chairman of the Board of Jacobs Engineering Group Inc., a provider of technical, professional and construction services. Mr. Watson served as Chief Executive Officer of Jacobs Engineering Group Inc. from November 1992 to April 2006 and as President of Jacobs Engineering Group Inc. from 1987 to July 2002. Mr. Watson is director of privately-held Rotex Global LLC. Mr. Watson holds a B.S. in chemical engineering from the University of North Dakota.

Thomas M. Zarrella President, Chief Executive Officer and Director Age: 52 Director since: 2007
Thomas M. Zarrella was appointed our Chief Executive Officer and a director in April 2007. Mr. Zarrella joined us as President and Chief Operating Officer in August 2004. Mr. Zarrella has over twenty five years of international operations experience spanning many facets of technology manufacturing. From September 1998 to August 2004, Mr. Zarrella headed Schott Solar AG's manufacturing operations in Billerica, Massachusetts, where he was instrumental in transforming the research and development oriented company into a leading full-scale manufacturer of photovoltaic products. Prior to his employment at Schott Solar AG, Mr. Zarrella directed North American manufacturing operations from February 1994 to September 1998 at Instron Corporation of Canton, Massachusetts, a manufacturer of material testing equipment. He has also served in corporate and operational positions at several Connecticut based companies, including Revere Corporation, Sprague Meter (a division of Textron, Inc.) and Sikorsky Aircraft (a division of United Technologies, Inc.). Mr. Zarrella holds a B.S. in Mechanical Engineering from the University of Connecticut and an MBA from the University of Bridgeport.

Vote Required

        The eight persons receiving the highest number of "FOR" votes represented by shares of GT Solar common stock present in person or represented by proxy at the 2009 Annual Meeting will be elected.

Recommendation

        The Board of Directors recommends that you vote "FOR" the election of its eight nominees.

PROPOSAL 2—APPROVAL OF THE GT SOLAR INTERNATIONAL, INC. SECTION 162(m) PERFORMANCE INCENTIVE PLAN

Introduction

        On June 15, 2009, the Board of Directors approved the 162(m) Performance Incentive Plan (the "162(m) Plan"), subject to the approval of our stockholders. The 162(m) Plan will enable us to provide incentive compensation to certain of our executive officers whose compensation is tax deductible for U.S. federal income tax purposes in a manner that qualifies for an exemption, as "performance-based compensation," from the deduction limitations under Section 162(m) of the Internal Revenue Code. (See "Executive Compensation—Compensation Discussion and Analysis—Internal Revenue Code Section 162(m)"). If approved by the stockholders, the 162(m) Plan will become effective for performance periods beginning after January 1, 2010. If stockholder approval is not obtained, the 162(m) Plan will not take effect. In that event, the Board of Directors may consider adopting other cash incentive programs without stockholder approval, if we can do so in compliance with applicable laws. The 162(m) Plan does not represent the sole means by which we may provide incentive compensation to our executive officers or other employees.

        Section 162(m) of the Internal Revenue Code ("Section 162(m)") generally disallows a federal income tax deduction to any publicly-held company for compensation paid in excess of $1.0 million in any taxable year to any of the principal executive officer and the three other most highly compensated executive officers other than the principal executive officer or the principal financial officer. This deduction limit does not apply to exempt "performance-based compensation" within the meaning of Section 162(m) if certain requirements set forth in Section 162(m) are met. We intend to structure awards under the 162(m) Plan so that compensation paid pursuant to its terms will qualify for the "performance-based compensation" exception under Section 162(m) and be eligible for deductibility by us.

        The following is a summary of the material terms of the 162(m) Plan. This description is qualified by reference to the full text of the 162(m) Plan, which is attached hereto as Annex A.

Description of the 162(m) Plan

        Purpose.    The purpose of the 162(m) Plan is to provide a means of determining incentive compensation for certain of our employees and executive officers in a manner that qualifies as "performance-based compensation" within the meaning of Section 162(m). The 162(m) Plan will be coordinated with our incentive compensation plans for executive officers who are not covered by Section 162(m) to provide for a consistent means of determining incentive compensation for the senior management.

        Administration.    The 162(m) Plan will be administered by the compensation committee of the Board of Directors (or other committee designated the Board) or subcommittee thereof which must consist solely of two or more directors who qualify as "outside directors" within the meaning of Section 162(m) (as used in this section, the "Committee"). The Committee may delegate to any appropriate officer or employee responsibility for certain ministerial functions (but not the exercise of discretion) under the 162(m) Plan.

        Eligibility.    Eligibility to participate in the 162(m) Plan is limited to our executive officers who are or may become "covered employees" under Section 162(m), in the determination of the Committee. Eligible employees who are designated by the Committee will become participants under the 162(m) Plan.

        Awards.    The 162(m) Plan permits the grant of both short-term (annual) incentive awards and long-term incentive awards. Awards may be denominated by reference to a cash amount (a

"Cash-Based Award") or by reference to a number of shares of our common stock (a "Share-Based Award"). A participant's right to payment of an award is contingent upon the achievement of pre-established performance goals relating to objective performance criteria established by the Committee for the performance period of the award. The performance period for an award will be determined by the Committee, but will be no longer than five years. A participant may receive an award with respect to more than one performance period under the 162(m) Plan, which periods may be overlapping.

        Maximum Awards.    The maximum amount of payment under all Cash-Based Awards payable to any one participant during any one calendar year is limited under the Plan to $5,000,000. The maximum number of shares of common stock that may be subject to all Share-Based Awards granted to any one participant during any one calendar year is limited under the 162(m) Plan to 1,000,000 shares.

        Performance Criteria.    The business criteria upon which the performance goals under an award may be based will be one or the combination of the following, as determined by the Committee:

•	net earnings	•	return on investment
•	net income	•	return on revenue
•	operating income, including adjusted operating income	•	market share
•	earnings before interest and taxes	•	economic value added
•	earnings before interest, taxes, depreciation, and amortization	•	cost of capital
•	cash flow	•	expense reduction levels
•	return on equity	•	stock price performance
•	return on net assets employed	•	productivity
•	earnings per share	•	customer satisfaction
•	revenue growth	•	employee satisfaction
•	cash flow from operations	•	consolidated pre-tax earnings
•	return on assets	•	net or gross revenues and total shareholder return for the applicable performance period
•	earnings per share from continuing operations	•	book value per share
•	net asset turnover	•	net cash position
•	capital expenditures	•	accounts receivable measures
•	inventory measures, including inventory turnover	•	shipments
•	working capital	•	total shareholder return
•	bookings	•	sale of all or any portion of the Company
•	gross or operating margin	•	acquisition of a business or businesses
•	return on total assets	•	development of new products
•	return on invested capital	•	creation of intellectual property, including but not limited to patents, copyrights and trade secrets

        These criteria will be applied and interpreted in accordance with accounting principles generally accepted in the United States of America or such other objective measure as established by the Committee at the time of the award.

        Performance Goals.    For each award granted under the 162(m) Plan, before the 90th day of the performance period, or such other date as may be required under Section 162(m), the Committee will determine the type of award, the duration of the performance period, the performance criteria, the applicable performance goals relating to the performance criteria, and the amount and terms of payment to be made upon achievement of the performance goals. The performance goals may be applied on an absolute or relative basis to an identified index or peer group, as specified by the Committee. The performance goals must be objective and preclude the use of discretion to increase the amount of an award. The performance goals may be applied by the Committee after excluding charges for restructurings, discontinued operations, extraordinary items, and the cumulative effects of accounting changes, each as determined in accordance with accounting principles generally accepted in the United States of America, or other unusual or non-recurring items, provided the adjustments are specified at the time the award is established.

        Payment of Awards.    Following the completion of a performance period for an award, the Committee will certify in writing the degree of achievement of the performance goals. The amount payable to a participant under any award upon the achievement of the performance goals may be decreased, but may not be increased, in the discretion of the Committee, based on such factors as it may consider appropriate. An award may be paid out in any combination of cash or shares of common stock, in the discretion of the Committee, based upon the fair market value of the shares of common stock at the time of payment. Payment of awards may be deferred or subject to such additional requirements as the Committee may determine. Any shares of common stock that become payable under an award shall be paid from the shares previously authorized under GT Solar International, Inc.'s 2008 Equity Incentive Plan, and shall be subject to the terms and conditions of such plan. In the event of termination of employment of a participant before payment of an award, the award shall be forfeited and automatically cancelled without further action, except that the Committee may, in its sole discretion, approve payments under certain circumstances of termination of employment, such as death or disability.

        Plan Amendment.    The 162(m) Plan may from time to time be amended, suspended or terminated, in whole or in part, by the Board of Directors. A plan amendment will be subject to stockholder approval if necessary to satisfy the requirements of Section 162(m). To the extent necessary for purposes of Section 162(m), the 162(m) Plan shall be resubmitted to stockholders for their reapproval with respect to awards payable for our taxable years commencing on and after the fifth anniversary of the initial stockholder approval.

New Plan Benefits

        The terms of awards under the 162(m) Plan are to be determined based upon the discretion of the Committee. Since no such determinations have yet been made and since the actual value of future awards will be based upon our future performance, the benefits or amounts that will be received by or allocated to eligible employees cannot be determined at this time.

Vote Required

        Approval of the GT Solar International, Inc. 162(m) Performance Incentive Plan requires the affirmative vote of a majority of the shares of GT Solar common stock present in person or represented by proxy at the 2009 Annual Meeting.

Recommendation

        The Board of Directors recommends that you vote "FOR" approval of the GT Solar International, Inc. 162(m) Performance Incentive Plan.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Introduction

        The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to serve as GT Solar's independent registered public accounting firm for its fiscal year ending April 3, 2010. During the fiscal year ended March 28, 2009, Ernst & Young LLP served as GT Solar's independent registered public accounting firm. See "Audit Committee Matters—Principal Accountant Services and Fees."

        The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. Should the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee may reconsider the appointment and may retain Ernst & Young LLP or another accounting firm without resubmitting the matter to stockholders. Even if the stockholders ratify the appointment of Ernst & Young LLP, the Audit Committee may select another firm if it determines such selection to be in the best interest of GT Solar and its stockholders.

        Representatives from Ernst & Young LLP are expected to be present at the 2009 Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from GT Solar's stockholders.

        A summary of the audit fees paid to Ernst & Young LLP for the fiscal years ended March 28, 2009 and March 31, 2008 is set forth on page 51.

Vote Required

        Ratification of the appointment of Ernst & Young LLP as GT Solar's independent registered public accounting firm for fiscal year ending April 3, 2010 requires the affirmative vote of a majority of the shares of GT Solar common stock present in person or represented by proxy at the 2009 Annual Meeting.

Recommendation

        The Board of Directors recommends that you vote "FOR" the ratification of the Audit Committee's appointment of Ernst & Young LLP as GT Solar's independent registered public accounting firm for fiscal 2010.

CORPORATE GOVERNANCE

Board Composition

        Our amended and restated certificate of incorporation provides that our Board of Directors shall consist of such number of directors as determined from time to time by resolution adopted by a majority of the total number of directors then in office. Our Board of Directors currently consists of eight members. Any additional directorships resulting from an increase in the number of directors or any vacancies may only be filled by a vote of the majority of the directors then in office. The term of office for each director will be until his successor is elected and qualified or until his earlier death, resignation or removal. Elections for directors will be held annually.

        The Board has determined that each of the directors, other than Mr. Zarrella, qualifies as "independent" as independence is defined by Rule 5605(a)(2) of the NASDAQ Stock Market LLC ("NASDAQ") marketplace rules. The Board has not adopted categorical standards in making its determination of independence and instead relies on standards set forth in the NASDAQ marketplace rules.

        Our Board of Directors held eleven meetings in fiscal 2009. Each director attended at least 75% of the Board meetings and the total meetings held by all of the Committees on which he served during the periods that he served. Recognizing that director attendance at the annual meeting can provide our stockholders with an opportunity to communicate with Board members about issues affecting GT Solar, we encourage our directors to attend the annual meeting of stockholders.

Committees of the Board of Directors

        We currently have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee consists of three persons. All of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are "independent" as defined by the rules of the NASDAQ. All of the members of our Audit Committee are "independent" as defined by the rules of the Securities and Exchange Commission (the "SEC") with respect to audit committee membership.

        The following table shows the membership of these committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Fusen E. Chen
J. Michal Conaway	X*		X
J. Bradford Forth		X	X*
Ernst L. Godshalk	X	X*
Richard K. Landers
Matthew E. Massengill	X		X
Noel G. Watson		X
Thomas M. Zarrella

    *
    Committee Chair

Audit Committee

        The Audit Committee consists of Messrs. Conaway (Chair), Godshalk and Massengill. Mr. Landers served on the Audit Committee through May 27, 2009, when Mr. Massengill replaced Mr. Landers on the Audit Committee. The Audit Committee assists the Board of Directors in its oversight of (i) the integrity of GT Solar's financial statements and its financial reporting process, (ii) the systems of internal accounting and financial controls, (iii) the performance of our independent auditor, (iv) the independent auditor's qualifications and independence, and (v) our compliance with legal and regulatory requirements.

        The Audit Committee is responsible for:

  •
  selecting the independent auditors;

  •
  approving the overall scope of the audit;

  •
  assisting the board in monitoring the integrity of our financial statements, the independent auditors' qualifications and independence, the performance of the independent auditors and our internal audit function and our compliance with legal and regulatory requirements;

  •
  annually reviewing the independent auditors' report describing the auditing firms' internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm;

  •
  discussing the annual audited financial and quarterly statements with management and the independent auditor;

  •
  discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies from time to time;

  •
  discussing policies with respect to the adequacy and effectiveness of our accounting and financial controls, including our policies, and procedures to assess, monitor and manage risk of financial misstatements or deficiencies in internal controls, and legal and ethical compliance programs;

  •
  meeting separately, periodically, with management, internal auditors and the independent auditor;

  •
  reviewing with the independent auditor any audit problems or difficulties and management's response;

  •
  handling such other matters that are specifically delegated to the audit committee by the board of directors from time to time; and

  •
  reporting regularly to the full board of directors.

        Each member of the Audit Committee has the ability to read and understand fundamental financial statements. Our Board of Directors has determined that Messrs. Conaway and Godshalk meet the requirements for an "audit committee financial expert" as defined by the rules of the SEC.

        The specific responsibilities and functions of the Audit Committee are identified in the Audit Committee's charter, a copy of which is posted on our website (www.gtsolar.com) under the heading "Investors—Corporate Governance." A printed copy of this charter may be obtained, without charge, by writing to the Secretary, GT Solar International, Inc., 243 Daniel Webster Highway, Merrimack, New Hampshire 03054. The Audit Committee met five times in fiscal 2009.

Compensation Committee

        The Compensation Committee consists of Messrs. Godshalk (Chair), Forth and Watson. The Compensation Committee is responsible for:

  •
  reviewing key employee compensation policies, plans and programs;

  •
  reviewing and approving the compensation of our executive officers;

  •
  reviewing and approving employment contracts and other similar arrangements between us and our executive officers;

  •
  reviewing and consulting with the Chief Executive Officer on the selection of officers and evaluation of executive performance and other related matters;

  •
  administration of equity incentive plans;

  •
  reviewing other incentive compensation plans;

  •
  establishing compensation for our directors; and

  •
  such other matters that are specifically delegated to the compensation committee by the board of directors from time to time.

        The specific responsibilities and functions of the Compensation Committee are identified in the Committee's charter, a copy of which is posted on our website (www.gtsolar.com) under the heading "Investors—Corporate Governance." A printed copy of this charter may be obtained, without charge, by writing to the Secretary, GT Solar International, Inc., 243 Daniel Webster Highway, Merrimack, New Hampshire 03054. The Compensation Committee met seven times during fiscal 2009.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee consists of Messrs. Forth (Chair), Conaway and Massengill. The Nominating and Corporate Governance Committee assists the Board of Directors in identifying individuals qualified to become members of our board of directors consistent with criteria set by our board and developing our corporate governance principles. The Nominating and Corporate Governance Committee is responsible for:

  •
  evaluating the composition, size and governance of our board of directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

  •
  establishing a policy for considering stockholder nominees for election to our board of directors;

  •
  evaluating and recommending candidates for election to our board of directors;

  •
  overseeing the performance and self-evaluation process of our board of directors and developing continuing education programs for our directors;

  •
  developing our corporate governance principles and providing recommendations to the board regarding possible changes; and

  •
  reviewing and monitoring compliance with our code of ethics and our insider trading policy.

        The specific responsibilities and functions of the Nominating and Corporate Governance Committee are identified in its charter, a copy of which is posted on our website (www.gtsolar.com) under the heading "Investors—Corporate Governance." A printed copy of this charter may be obtained, without charge, by writing to the Corporate Secretary, GT Solar International, Inc., 243 Daniel Webster Highway, Merrimack, New Hampshire 03054. The Nominating and Corporate Governance Committee met two times during fiscal 2009.

Code of Ethics for Senior Financial Officers

        We have adopted a code of ethics that applies to our principal executive, financial and accounting officers and all persons performing similar functions. The code of ethics is posted on our website (www.gtsolar.com) under the heading "Investors—Corporate Governance." A printed copy of this code may be obtained, without charge, by writing to the Corporate Secretary, GT Solar International, Inc.,

243 Daniel Webster Highway, Merrimack, New Hampshire 03054. If we waive any material provisions of our code of ethics or substantively change the code, we will disclose that fact on our website.

Compensation Committee Interlocks and Insider Participation

        No member of our compensation committee is an officer or employee, nor has any member been an officer or employee at any prior time. There are no interlocking relationship between any of our executive officers and our compensation committee, on the one hand, and the executive officers and compensation committee of any other companies, on the other hand.

Code of Conduct

        We have adopted a Code of Conduct, a code of ethics that applies to all of our employees and directors, including the Chief Executive Officer, the Chief Financial Officer, the Controller and other senior financial officers. The Code of Conduct is posted on our website (www.gtsolar.com) under the caption "Investors—Corporate Governance" and printed copies may be obtained, without charge, by writing to the Corporate Secretary, GT Solar International, Inc., 243 Daniel Webster Highway, Merrimack, New Hampshire 03054.

Communications with the Board

        Stockholders or other interested parties wishing to communicate with the Board, the non-management directors or any individual director may contact the Board or individual directors by writing to the Board or individual directors, c/o Secretary, GT Solar International, Inc., 243 Daniel Webster Highway, Merrimack, New Hampshire 03054. Our Secretary distributes communications to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication.

Nominating and Corporate Governance Committee Processes for Identifying Director Nominees

        The Nominating and Corporate Governance Committee will consider as potential nominees individuals properly recommended by stockholders. Recommendations concerning individuals proposed for consideration by the Nominating and Corporate Governance Committee should be addressed to Secretary, GT Solar International, Inc., 243 Daniel Webster Highway, Merrimack, New Hampshire 03054. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration, and a statement that the person has agreed to serve if nominated and elected. Stockholders who themselves wish to effectively nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Nominating and Corporate Governance Committee for its consideration, are required to comply with the advance notice and other requirements set forth in our By-Laws and described under "Other Information—Stockholder Proposals and Director Nominations."

        The Nominating and Corporate Governance Committee identifies candidates for election to the Board of Directors, reviews their skills, characteristics and experience and recommends nominees for director to the Board for approval. As noted above, the Nominating and Corporate Governance Committee considers properly submitted stockholder recommendations for candidates for the Board. We believe that potential directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. In addition to reviewing a candidate's background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our businesses. The Nominating and Corporate Governance Committee has identified collectively desirable attributes and experiences of all of the Board members taken together. Desirable experience for Board members includes experience in the areas of: (i) management; (ii) strategic planning; (iii) accounting and finance; (iv) domestic and international markets; (v) corporate governance; and (vi) the solar equipment manufacturing and related industries sufficient to provide sound and prudent guidance about GT Solar's operations and interests.

        Desirable personal attributes for prospective Board members include: (i) integrity and demonstrated high ethical standards; (ii) sound judgment; (iii) demonstrated leadership; (iv) knowledge, experience and skills in at least one specialty area, such as corporate management, accounting or finance, marketing, manufacturing, technology, information systems, international business or solar equipment industry; (v) willingness and ability to work with other members of the Board openly and constructively; (vi) the ability to communicate clearly and persuasively; and (vii) diversity of origin, background, experience and thought. We also require that our Board members be able to dedicate the time sufficient to ensure the diligent performance of their duties on our behalf, including attending all Board and applicable committee meetings.

        The Nominating and Corporate Governance Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Nominating and Corporate Governance Committee by officers or directors of GT Solar or by a stockholder. The Nominating and Corporate Governance Committee will select qualified candidates and review its recommendations with the Board.

        Messrs. Massengill and Watson were identified as director candidates by Egon Zehnder International, Inc. ("Egon"), outside management consultants retained to assist with identifying and evaluating potential nominees to the Board of Directors. During the fiscal year ended March 28, 2009, we paid $79,968 to Egon for these services.

Family Relationships

        There are no family relationships between any of our executive officers or directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Overview

        Our "named executive officers" for the fiscal year ended March 28, 2009, or fiscal 2009, include Mr. Zarrella, our chief executive officer, Mr. Woodbury, our former chief financial officer, and Messrs. Keck, Ford and Tattersfield, the three most highly compensated officers other than Mr. Zarrella and Mr. Woodbury, who were serving as executive officers as of the end of fiscal 2009. Mr. Lewis, our former general counsel, ceased to be employed by us on December 17, 2008. In accordance with the SEC's executive compensation disclosure rules, Mr. Lewis is also considered one of our "named executive officers" for fiscal 2009.

        On July 29, 2008, we completed our initial public offering. The mix and amounts of compensation paid to our named executive officers reflect negotiations with them in connection with their recruitment, as well as decisions of our Compensation Committee in connection with and subsequent to our initial public offering.

        The Compensation Committee of our Board of Directors was formed in January 2007 and initially consisted of Messrs. Forth, Godshalk and Landers. In July 2008, Mr. Chen replaced Mr. Landers on the Compensation Committee, and in February 2009, Mr. Watson replaced Mr. Chen on the Compensation Committee. The Compensation Committee currently consists of Messrs. Forth, Godshalk and Watson. Mr. Godshalk is the Chairman of the Compensation Committee. The Compensation Committee is responsible for the oversight, implementation and administration of all of our executive compensation plans and programs. The Compensation Committee determines all of the components of compensation of our chief executive officer, and, in consultation with our chief executive officer, the compensation of the remaining executive officers.

  Compensation Policies and Practices

        The primary objectives of our executive compensation program are to:

  •
  Motivate our executive officers to achieve our strategic, operational and financial goals,

  •
  Reward superior performance;

  •
  Attract and retain exceptional executive officers; and

  •
  Align the interests of our executive officers and our stockholders.

        Our executive compensation programs are designed to encourage our executive officers to operate the business in a manner that enhances stockholder value. To achieve our objectives, we have implemented compensation plans that link a substantial portion of our executive compensation to the achievement of performance goals and the performance of our common stock.

        Our compensation philosophy provides for a direct relationship between compensation and the achievement of our goals and seeks to include management in upside rewards. For fiscal 2009, a substantial portion of our named executive officers' overall compensation was tied to our annual financial performance, specifically operating income and "bookings." We define operating income as GAAP net income excluding income taxes, interest expense, interest income and other income/expense. We define "bookings" as the consolidated gross aggregate amount of non-contingent commitments for sales of our products and services pursuant to written agreements with our customers. Our named executive officers' incentive compensation is also tied to the achievement of individual objectives ("MBOs"). We also align interests of our executive officers with our stockholders' long-term interests by providing a significant portion of our executive officers' compensation through equity-based awards.

  Compensation Processes

        In setting compensation for our executive officers, the Compensation Committee exercises judgment about each individual and his performance. The Compensation Committee also takes into account existing compensation in an effort to create an effective compensation program at a reasonable cost to our stockholders. To support our specific business objectives, we may adopt compensation components that are different than those used at comparable companies in light of our unique competitive and operating circumstances. Accordingly, while information about standard compensation practices is used as one reference point, we do not set compensation based on industry benchmarks. As a consequence, target and actual compensation of individual executive officers may be substantially higher or lower than industry median levels for particular components of compensation.

        In February 2008, the Compensation Committee retained Frederic W. Cook & Co., Inc., a compensation consulting firm, to conduct an independent study of executive compensation for fiscal 2009. In March 2008, Frederic W. Cook & Co., Inc. presented its review of our compensation program to the Compensation Committee (the "Frederic W. Cook report"). The Frederic W. Cook report included three groups of companies within a specified range of revenues, operating income, number of employees and market capitalizations for purposes of comparing our executive compensation program and establishing the elements of executive compensation program for fiscal 2009. The "mature public company group" was selected by the Compensation Committee, taking into account the recommendations of the compensation consulting firm, and consisted of the following alternative energy and semiconductor companies of comparable size to us:

Altera Corporation	Evergreen Solar, Inc.	Microchip Technology, Inc.
American Super Conductor Corporation	First Solar, Inc.	Power Integrations Inc.
Atheros Communications, Inc.	Fuelcell Energy Inc.	Sigma Designs Inc.
Cree, Inc.	Hittite Microwave Corporation	SunPower Corporation
EMCORE Corporation	Intersil Corp.	Tessera Technologies, Inc.
Energy Conversion Devices, Inc.	Linear Technology Corporation	Xilinx Inc.

        The Frederic W. Cook report also used survey data consisting of third-party compensation surveys covering 170 general technology companies with annual revenues between $200 million and $1.0 billion (the "survey companies").

        In analyzing historical cash compensation for our chief executive officer and chief financial officer, the Frederic W. Cook report weighted data for the mature public company group by 75% and data for the survey companies by 25%. In analyzing historical cash compensation for our other named executive officers, the Frederic W. Cook report weighted data for the survey companies by 100%. The Compensation Committee did not identify any specific benchmark for cash compensation but rather used this information as a guide in setting cash compensation for fiscal 2009.

        In fiscal 2008, we established a job "grade"-based system for that included pay ranges and a range of target cash bonus percentages applicable to each job grade. Each executive officer position was assigned a specific job grade. An individual's base salary within the applicable pay range was based on an evaluation of each executive officer's progression through the assigned job grade. The principal factors that were considered in the determination of job grade progression were the executive officer's performance, work experience and the length of service in their current position. In fiscal 2009, the

Compensation Committee relied on base salaries of similarly situated executive officers in the mature public company group and the survey companies, an assessment of the named executive officers' performance and its subjective determinations in setting base salaries for named executive officers and ceased using the job grade system for our named executive officers.

        In May 2008, the Compensation Committee approved annual base salaries for each executive officer for fiscal 2009, effective April 1, 2008. In October 2008, the Compensation Committee approved the 2009 Executive Incentive Plan and set the target cash bonuses for fiscal 2009 under the plan. In developing the 2009 Executive Incentive Plan, the Compensation Committee considered recommendations from the Frederic W. Cook report.

        Prior to approving any compensation package or award, the Compensation Committee takes into account the impact of accounting and tax treatments of each particular compensation package or award, including the accounting and tax treatment of stock options and restricted stock units.

  Compensation Components

        We have sought to create an overall compensation program that provides foundational elements, such as base salary and benefits, which are competitive, as well as an opportunity for variable incentive compensation that is paid when short and long-term performance goals are met. Our executive compensation consists of the following components:

  •
  Base salary

  •
  Annual cash bonus incentives

  •
  Long-term incentive awards—equity grants

        We also provide certain retirement benefits and limited perquisites.

        For fiscal 2009, the target compensation mix for each named executive officer was as follows. For purposes of the table below, annual incentive compensation is based on the target bonus for each named executive officer under the 2009 Executive Incentive Program. A named executive officer may receive more than or less than his target bonus. For purposes of the table below, equity-based awards are based on the compensation expense recognized by us during fiscal 2009 for option, restricted stock and restricted stock unit awards under SFAS No. 123(R). As a result, the relative amounts shown in the table below do not reflect actual payments made to the named executive officers.

Executive	Title	Salary as % of Total Compensation	Target Annual Incentive as % of Total Compensation	Equity-Based Awards as % of Total Compensation(1)
Thomas M. Zarrella	President and Chief Executive Officer	43.8%	32.9%	23.3%
Robert W. Woodbury, Jr.	Former Chief Financial Officer(2)	34.6%	17.3%	48.1%
Jeffrey J. Ford	Vice President and General Manager, Asia	46.1%	16.1%	37.8%
David W. Keck	Vice President and General Manager, Polysilicon	11.7%	76.2%	12.1%
John (Rick) Tattersfield	Vice President and General Manager, Photovoltaic Equipment	51.0%	20.4%	28.6%
Edwin L. Lewis	Former Vice President, General Counsel and Secretary(3)	71.4%	28.6%	—

(1)
Reflects the compensation expense recognized by us during fiscal 2009 for options, restricted stock awards and restricted stock units under SFAS No. 123(R) for each named executive officer, except without estimated forfeitures.

(2)
Mr. Woodbury resigned on May 22, 2009.

(3)
Mr. Lewis' employment with us terminated on December 17, 2008.

Note:
The above table takes into account target bonuses payable under our 2009 Executive Incentive Program and not actual payments made under that program.

        The relationship of base salary, annual incentive compensation and long-term incentive compensation to the overall compensation program varies depending upon the compensation structure determined by the Compensation Committee after considering each executive officer's performance, prior experience, time in the industry and prior equity incentive awards.

  Base Salary.

        We provide a base salary to our executive officers to compensate them for their services during the year. Base salary is established based on the experience, skills, knowledge and responsibilities required of the executive officers in their roles. When establishing the base salaries of the executive officers for fiscal 2009, the Compensation Committee considered a number of factors, including performance, the years of service of the individual, individual's duties and responsibilities, the ability to replace the individual, the base salary at the individual's prior employment, information that became available to us informally through recruitment/search firms in connection with our hiring efforts and through our directors' experience. We seek to maintain base salaries at levels that are sufficient to allow us to attract and retain executive talent.

        Salaries for executive officers are reviewed on an annual basis, at the time of a promotion or other change in level of responsibilities, as well as when competitive circumstances may require review. Changes in salary are based on evaluation of factors such as the individual's level of responsibility, performance, length of service and level of compensation compared to that of similar positions in other companies. In May 2008, the Compensation Committee reviewed and approved the annual base salaries for our executive officers for fiscal 2009, effective starting April 1, 2008. In making increases to base salaries, the Compensation Committee considered base salaries of similarly situated executive officers in the mature public company group and the survey companies, an assessment of the named executive officers' performance and its subjective determinations. The Compensation Committee increased Mr. Zarrella's base salary for fiscal 2009 by $100,000. This amount was intended to bring Mr. Zarrella's base salary closer to the base salaries of chief executive officers of companies in the mature public company group. Mr. Woodbury's base salary was not increased because his base salary was set in January 2008 pursuant to his employment agreement. The Compensation Committee increased Mr. Tattersfield's base salary for fiscal 2009 by $50,000 because of an anticipated increase in his responsibilities relating to the photovoltaic business, as well as in recognition of his past performance. The Compensation Committee increased base salaries for Messrs. Ford and Keck for fiscal 2009 by $10,000 each after taking into account the base salaries of similarly situated executive officers in the survey companies.

        In June 2009, the Compensation Committee reviewed and established the annual base salaries for our executive officers for fiscal 2010. The annual salaries in effect for each of the named executive officers for fiscal 2009 and fiscal 2010 are as follows:

	Annual Base Salary
Name	Fiscal 2009	Fiscal 2010
Thomas M. Zarrella	$375,000	$425,000
Robert W. Woodbury, Jr.	325,000	—
Jeffrey J. Ford(1)	185,000	195,000
David W. Keck	200,000	200,000
John (Rick) Tattersfield	225,000	(2)
Edwin L. Lewis	240,000	—

(1)
In addition, Mr. Ford receives supplemental wages paid by our subsidiary, GT Shanghai. In fiscal 2009, the amount of the supplemental wages was $79,930. This amount has been converted from RMB to U.S. dollars using the average monthly exchange rates during fiscal 2009.

(2)
Mr. Tattersfield's annual base salary will remain at $225,000 until October 1, 2009, at which time his annual base salary will increase to $250,000.

  Annual Cash Bonus Incentive.

        The objective of the annual cash bonus incentive is to reward executive officers for our performance, as measured by operating income and "bookings" as defined in the 2009 Executive Incentive Program, and individual management by objective ("MBO"), with respect to Messrs. Zarrella, Woodbury, Ford and Tattersfield, and by commissions on sales with respect to Mr. Keck for fiscal 2009. In October 2008, the Compensation Committee approved the performance metric to be used under the 2009 Executive Incentive Program. The payment of cash bonuses is based on pre-determined operating income target of $184.5 million for fiscal 2009 and a pre-determined "bookings" target of $885.0 million for fiscal 2009. Prior to fiscal 2009, we had used "incentive EBITDA" as the performance metric under the management incentive plan. The Compensation Committee changed the performance metrics under the annual cash incentive plan because these metrics better reflect the financial and operational objectives of a public company. The 2009 Executive Incentive Program also included a MBO component, which consists of individual performance objectives for each executive officer. The individual performance objectives for each executive officer were determined by the Compensation Committee upon consultation with the chief executive officer and/or the board of directors, at the Compensation Committee's discretion. Although the specific objectives and the relative weightings of those objectives vary for each executive officer, the Compensation Committee generally selected MBO components from among the following factors:

  1.
  Achieving corporate goals and objectives specified for fiscal 2009.

  2.
  Developing and executing plans and functional goals that directly and/or indirectly influence the organization's ability to achieve its financial goals for fiscal 2009.

  3.
  Delivering highly effective management of operations through leadership of teams, timely communication and the deployment of business processes and systems that anticipate and prepare the organization for growth.

  4.
  Contributing to an organizational culture where individuals can grow and contribute. Actively supporting a culture that values safety, operational excellence, initiative, innovation, teamwork and quality in everything we do.

  5.
  Working as a productive and vital member of the management team. Building productive collaborative relationships with peers to meet organizational challenges together as a team. Being responsive to the needs of other team members and cultivating a service mentality internally within the line of authority.

  6.
  Achievement of functional financial measurements.

        The Compensation Committee retains discretionary authority to adjust the MBO component of the bonus up or down based upon an evaluation of the executive officer's performance and contribution during the year; however, the maximum bonus is limited to two times the target cash bonus.

        For Messrs. Zarrella, Woodbury, Ford and Tattersfield, annual target cash bonuses for fiscal 2009 were determined as a percentage of each individual's base salary for the fiscal year. The target cash bonus was established based on an individual's level of responsibility. When establishing the target cash bonus percentages for the executive officers for fiscal 2009, the Compensation Committee first established targeted total cash compensation for the named executive officers by comparing their total cash compensation to total cash compensation of similarly situated executive officers in the mature public company group and the survey companies. Once the targeted total cash compensation amounts were identified, the Compensation Committee determined the target cash bonus levels based on each named executive officer's base salary and targeted total cash compensation for that individual.

        In October 2008, our Compensation Committee approved the target cash bonuses for fiscal 2009. The Compensation Committee increased the target cash bonus for Mr. Zarrella from 50% of his base salary for fiscal 2008 to 75% of his base salary for fiscal 2009 to compensate him for his increased responsibilities as the chief executive officer of a public company. Pursuant to his employment agreement, Mr. Woodbury's target cash bonus for fiscal 2009 was set at 50% of his base salary. We increased Mr. Ford's target cash bonus from 25% of his base salary for fiscal 2008 to 35% of his base salary for fiscal 2009, and we increased Mr. Tattersfield's target cash bonus from 25% of his base salary for fiscal 2008 to 40% of his base salary for fiscal 2009 because his targeted total cash compensation reflected an increase to account for the anticipated increase in his responsibilities relating to the photovoltaic business. For a description of how cash bonus awards are calculated under the 2009 Executive Incentive Program, see "—2009 Executive Incentive Program" below.

        The 2009 Executive Incentive Program limits the maximum bonus to two times the target cash bonus. Prior to fiscal 2009, our annual incentive plan included a maximum bonus equal to three times the target cash bonus. The Compensation Committee changed the maximum bonus in light of the increases to base salaries and target bonuses which had the effect of increasing the named executive officers' total target cash compensation and to bring the 2009 Executive Incentive Program in line with cash incentive programs of companies in the mature public company group.

        The target cash bonus and maximum cash bonus opportunity, as a percentage of base salary, for each of the named executive officers in fiscal 2009, was as follows:

	Fiscal 2009
Name	Target Cash Incentive Bonus as a Percent of Base Salary	Maximum Cash Incentive Bonus as a Percent of Base Salary
Thomas M. Zarrella	75.0%	150.0%
Robert W. Woodbury, Jr.	50.0%	100.0%
Jeffrey J. Ford	35.0%	70.0%
John (Rick) Tattersfield	40.0%	80.0%
Edwin L. Lewis	40.0%	80.0%

        For fiscal 2009, we did not achieve the combined operating income and "bookings" (both as defined in the 2009 Executive Incentive Program) threshold, which resulted in no bonus multiplier. As a result, our named executive officers did not receive any bonuses under the 2009 Executive Incentive Program.

        In June 2009, our Compensation Committee reviewed and established the salaries, structure, metrics and target cash bonus percentages for the 2010 Executive Incentive Program. The target cash bonus opportunity, as a percentage of base salary, in effect for each of the named executive officers in fiscal 2010, will be as follows:

	Fiscal 2010
Name	Target Cash Incentive Bonus as a Percent of Base Salary	Maximum Cash Incentive Bonus as a Percent of Base Salary
Thomas M. Zarrella	100.0%	200.0%
Jeffrey J. Ford	42.5%	85.0%
John (Rick) Tattersfield	50.0%	100.0%

        In addition, in June 2009, the Compensation Committee approved a new structure for the fiscal 2010 Executive Incentive Program. The bonus payment for a participant will be determined in reference to the target bonus opportunity for such participant specified in a participation agreement between the participant and us, and will equal the sum of (i) a financial performance component based on operating income (weighted 50%), (ii) a financial performance component based on pro forma ending cash balance (defined as cash on the balance sheet after giving effect to adjustments to accounts payable to reflect revised terms with our suppliers) (weighted 25%) and (iii) an individual MBO component (weighted 25%). Each of these calculations will be independent of the other; provided that no bonus will be paid if we achieve operating income or pro forma ending cash balance that is less than 50% of our budgeted operating income or pro forma ending cash balance. The portion of the bonus that is based on achievement of operating income and pro forma ending cash balance will be calculated as follows: the applicable payment increases linearly so that the participant will receive a 0% payment if we achieve 75% or less of budget, a 100% payment if we achieve 100% of budget and a 200% payment if we achieve 120% or more of budget. The Compensation Committee reserves the right to adjust the formula for unplanned, board-approved events. The portion of the bonus that is based on achievement of individual MBOs will be determined based on the board's assessment of each participant's performance as compared to their MBOs. In no event shall a participant's actual bonus payment exceed two times such participant's target bonus opportunity.

        The annual cash bonus for Mr. Keck is based on a commission that is earned for orders we receive for polysilicon products and services. Mr. Keck's employment agreement provides that with respect to each order for which a commission is earned, a commission is payable as follows: 15% of Mr. Keck's commission when a deposit is received, 45% when each shipment payment is received and 40% when the final payment is received. Because of the complexity associated with tracking shipment payments, the portion of the commission that relates to shipment payments is instead paid in two increments: 22.5% of the commission is paid when the first vessel with respect to an order is shipped and 22.5% is paid when the last vessel with respect to that order is shipped. There is no set target amount, but Mr. Keck's total compensation of his base salary and cash bonus was limited to a maximum of $1.5 million under the terms of his employment agreement. We entered the polysilicon business in 2006, and we hired Mr. Keck, a known expert in the polysilicon industry, for his unique skills. The board structured Mr. Keck's compensation package to emphasize variable compensation that is linked to the performance of the polysilicon business and to provide compensation sufficient to attract him to our company. Mr. Keck received commissions of $1.3 million in fiscal 2009 based on our orders, shipments and payments received for polysilicon products and services received in fiscal 2009.

  Discretionary Bonus Awards.

        In June 2006, when Mr. Ford was hired, we paid Mr. Ford a signing bonus of $50,000. In June 2007, we paid Mr. Ford his first retention bonus of $25,000 and in June 2008, we paid Mr. Ford his second retention bonus of $25,000, each in accordance with the terms of his employment agreement. These bonuses were awarded to attract Mr. Ford to our company to serve as our vice president in charge of Asian operations and to encourage his retention. The amount of the bonuses was determined by negotiations between Mr. Ford and our chief executive officer and approved by our board of directors.

        In August 2007, when Mr. Tattersfield was hired, we paid Mr. Tattersfield a signing bonus of $25,000. The amount of the signing bonus was determined by negotiations between Mr. Tattersfield and our chief executive officer and approved by our board of directors. Although Mr. Tattersfield negotiated four annual retention bonus payments at the time of his employment, we entered into an amendment to Mr. Tattersfield's employment agreement in March 2008 pursuant to which Mr. Tattersfield elected to forego these bonus payments in exchange for an option award under our 2006 Stock Option Plan. In August 2008, as the result of an administrative error, Mr. Tattersfield was paid a retention bonus of $31,250 pursuant to the original terms of his employment agreement, notwithstanding a subsequent amendment to such agreement removing the retention bonus in consideration of an equity grant previously made to him. In recognition of Mr. Tattersfield's expanded scope of responsibilities with respect to the company's photovoltaic business, the Compensation Committee ratified the payment of the retention bonus.

  Long-Term Incentive Awards.

        Our 2008 Equity Incentive Plan provides for the grant of stock options, restricted stock, stock appreciation rights and other stock awards. Our executive officers have received equity compensation awards in the form of incentive stock options and restricted stock units. We have granted long-term incentive awards in the form of stock options and restricted stock units because those are a common method for companies to provide equity incentives to executive officers. Restricted stock units are designed to align the interests of our executive officers with our stockholders' long-term interests by providing them with equity-based awards that vest over a period of years. We decided to grant restricted stock units to executive officers in fiscal 2009 to align the executive officers' interests with those of stockholders, because the effect of stock price changes on the restricted stock units' value during the vesting period will parallel those of stockholders' investments over the same time period and to achieve a more precise targeted valuation than could be achieved with stock option awards due to the volatility of our stock price.

        In June 2008, we adopted the 2008 equity incentive plan in connection with our initial public offering. See "—2008 Equity Incentive Plan" below. In December 2008, our Compensation Committee awarded restricted stock units to each of our named executive officers. The awards were determined based on an analysis of equity awards of similarly situated executive officers in the survey companies and adjusted based on the Compensation Committee's perception of the relative value of the awards and other factors. In determining the size of the awards, the Compensation Committee considered market conditions, the low trading price of our common stock and dilution that is caused by the awards. The Compensation Committee granted restricted stock units in December 2008.

        In determining the number of restricted stock units awarded to Messrs. Zarrella, Woodbury, Ford, Keck and Tattersfield in fiscal 2009, our Compensation Committee considered the totality of each individual's compensation package and made a subjective determination of the number of equity awards that would be appropriate to retain and motivate each executive officer in his position. Our Compensation Committee also considered individual responsibilities of our named executive officers, including Mr. Zarrella's responsibility for our overall performance, Mr. Woodbury's responsibility for financial reporting and accounting functions, Mr. Ford's responsibility for our operations in Asia, which are critical to our business, Mr. Keck's responsibility for building our polysilicon business, which is a significant element of our growth strategy and Mr. Tattersfield's responsibilities relating to the photovoltaic business.

  Equity Ownership.

        Mr. Zarrella participated in the Acquisition and, as a result, has an equity ownership interest in GT Solar Holdings, LLC. In connection with the Acquisition, Mr. Zarrella contributed 10,994 shares of common stock of GT Equipment Technologies, Inc. held by him to GT Solar Holdings, LLC. Each of the shares he contributed was valued at $106.94, the price that GT Solar Holdings, LLC paid for each share of the Company in the Acquisition. In exchange for the shares he contributed, Mr. Zarrella received 173,496.2 Class A shares of GT Solar Holdings, LLC. In addition, Mr. Zarrella received Class B and Class C shares of GT Solar Holdings, LLC as incentive compensation. The numbers of Class B, Class C, and Class D shares of GT Solar Holdings, LLC granted as incentive compensation to certain individual members of senior management were determined by negotiations among GFI and such individuals.

        In July 2008, Mr. Zarrella, GT Solar Holdings, LLC and OCM/GFI Power Opportunities Fund II, L.P. and OCM/GFI Power Opportunities Fund II (Cayman), L.P. (collectively, the managing member of GT Solar Holdings, LLC), entered into a letter agreement amending the limited liability company agreement of GT Solar Holdings, LLC with respect to proceeds to be received by Mr. Zarrella in distributions by GT Solar Holdings, LLC, including the distribution with respect to funds received by GT Solar Holdings, LLC in connection with the initial public offering of the registrant, which was completed on July 29, 2008, and a dividend paid by us to our stockholders of record as of June 30, 2008. Pursuant to the letter agreement, the portion of such current distribution received by Mr. Zarrella in respect of his Class B Shares of GT Solar Holdings, LLC was allocated entirely to Class B Shares held by Mr. Zarrella that had vested as of the date of such distribution without reducing the aggregate amount that he was to receive in respect of all of his Class B Shares. The letter agreement provided that each future distribution by GT Solar Holdings, LLC to Mr. Zarrella in respect of his Class B Shares will be allocated to only the Class B Shares that have vested as of the date of such distribution, without reducing the aggregate amount that he would have received in respect of all of his Class B Shares in connection with such distribution. The letter agreement provided further that to the extent that any of Mr. Zarrella's unvested Class B Shares fails to vest, (1) future distributions to Mr. Zarrella in respect of any of his shares of Holdings, be they Class B or otherwise, will be reduced by the amount of prior distributions that would have been allocated to such unvested shares but for the letter agreement and (2) subject to certain limitations, in the event any such future distributions are made in both cash and securities, the reduction noted in (1) above will be applied first to the value of the securities to be distributed to Mr. Zarrella.

  Retirement Benefits.

        We sponsor a tax-qualified employee savings and retirement plan, or 401(k) plan, that covers most employees who satisfy certain eligibility requirements relating to minimum age and length of service. Under the 401(k) plan, eligible employees may elect to contribute a minimum of 1% of their annual compensation, up to a maximum amount equal to the statutorily prescribed annual limit. We may also elect to make a matching contribution to the 401(k) plan in an amount equal to a discretionary percentage of the employee contributions, subject to certain statutory limitations. For fiscal 2009, we made a discretionary matching contribution of $588,206. Of this amount, $37,433 was paid to our named executive officers.

  Perquisites.

        We also provide our named executive officers with payments of a portion of life, medical and dental insurance premiums and, in the case of Mr. Zarrella, for legal advice relating to his investment in GT Solar Holdings, LLC.

  Payments Upon Termination.

        In connection with the termination of the employment of Edwin L. Lewis, our former vice president, general counsel and secretary, on December 17, 2008, we entered into a letter agreement with Mr. Lewis, pursuant to which we (i) confirmed the severance benefits to which he was entitled under his employment agreement for a termination without cause, and (ii) agreed to provide outplacement assistance, at a cost not to exceed $50,000, at an outplacement provider selected by us. Pursuant to his employment agreement, we paid Mr. Lewis a severance payment of $240,000, accrued and unpaid vacation of $22,439 and benefits continuation of $16,022. We also entered into a consulting agreement with Mr. Lewis pursuant to which we agreed to pay consulting fees of $60,000 to Mr. Lewis, payable in quarterly installments of $15,000 at the beginning of each quarter in which Mr. Lewis was to provide services to us. We agreed to provide these amounts in light of the benefits to us of the letter agreement and consulting agreement, including Mr. Lewis' agreement to provide up to 300 hours of service in connection with the transitioning of his responsibilities, and to release us from any claims arising out of or connected with his employment with or separation from our company.

  Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly-held company for compensation paid in excess of $1.0 million in any taxable year to the principal executive officer and the three other most highly compensated executive officers other than the principal executive officer or the principal financial officer. This deduction limit does not apply to exempt "performance-based compensation" within the meaning of Section 162(m) if certain requirements set forth in Section 162(m) are met. The GT Solar International, Inc. Section 162(m) Performance Incentive Plan (the "162(m) Plan) is designed to enable us to provide incentive compensation to certain of our executive officers whose compensation is tax deductible for U.S. federal income tax purposes in a manner that qualifies for an exemption, as "performance-based compensation," from the deduction limitations under Section 162(m) of the Internal Revenue Code.

        The Compensation Committee intends to structure awards for the fiscal year ending April 2, 2011 and subsequent fiscal years under the 162(m) Plan so that compensation paid pursuant to its terms will qualify for the "performance-based compensation" exception under Section 162(m) and be eligible for deductibility by us. Towards that end, our Board of Directors has submitted the 162(m) Plan to stockholders for approval at the 2009 Annual Meeting, to comply with the requirements of Section 162(m). See "Proposal 2—Approval of the GT Solar International, Inc. Section 162(m) Performance Incentive Plan." The deductibility of compensation is only one factor that the

Compensation Committee intends to consider in assessing whether a particular arrangement is appropriate in light of its goal of encouraging our executive officers to strategic, operational and financial objectives and to operate the business in a manner that enhances stockholder value.

  Conclusion

        The Compensation Committee believes that the compensation for our named executive officers for fiscal 2009 was appropriate in light of our financial performance.

  Equity Incentive Plans

  2006 Stock Option Plan

        The 2006 Stock Option Plan, as amended on July 7, 2007 and on January 15, 2008, which we refer to as the "2006 Plan," is administered by our Compensation Committee. Discretion to grant options under the 2006 Plan rests with the Compensation Committee and options may be granted to our employees, officers, directors, consultants and advisors. Under the 2006 Plan, we may grant either non-qualified stock options (as defined in the Internal Revenue Code) or incentive stock options (as defined in the Internal Revenue Code) to purchase shares as defined under the Internal Revenue Code. In addition, the Compensation Committee may add specific terms and conditions to each option agreement, subject to the general terms and conditions of the 2006 Plan. The Compensation Committee, in its sole discretion, may determine the conditions upon which the options will vest and all other terms and conditions relating to the exercisability of the options, including any terms and conditions which may apply following termination of the optionholder's services to us or one of our subsidiaries. Subject to the provisions of the relevant option agreement and as otherwise determined by the Compensation Committee, any unexercised option shall immediately expire upon the first to occur of: (i) the tenth (or, in the case of a holder of 10% or more of the total combined voting power of all classes of our stock or any of our subsidiaries or affiliates, the fifth) anniversary of the grant date; or (ii) termination of the optionholder's service to us or one of our subsidiaries. The aggregate number of shares subject to options granted under the 2006 Plan may not exceed 10,710,000. In June 2008, our Board of Directors terminated the ability to grant future stock option awards under the 2006 Plan.

        The aggregate fair market value of shares of our common stock for which an incentive stock option is exercisable for the first time during any calendar year under all our equity incentive plans and our subsidiaries may not exceed $100,000. The price payable on the exercise of an option granted may not be less than: (i) the fair market value per share on the date the option is granted; or (ii) the nominal value per share, whichever is the higher.

        Optionholders do not have any voting or other rights as a stockholder of ours with respect to any shares issuable upon exercise of an option until exercise of the option and issuance of a certificate or certificates representing such shares. All options are exercisable only by the optionholder during their lifetime, following which, the vested options are transferable by will or by the laws of descent or distribution.

        In the event of a merger, consolidation or other form of reorganization involving GT Solar International, Inc., a sale or transfer of all or substantially all of its assets, or a tender or exchange offer made by any corporation, person or entity, the Compensation Committee may accelerate the exercisability of the options, cancel the portion of any option that has not become exercisable or permit or require optionholders to surrender their options for cash payments. In the event of a stock dividend, stock split or recapitalization or corporate reorganization in which we are a surviving corporation, the number or kinds of shares subject to the 2006 Plan or to any option previously granted, and the option price, shall be adjusted by the Compensation Committee.

        The Compensation Committee may amend, suspend or terminate the 2006 Plan in any manner, provided that no such action may be taken that would impair the rights of any existing optionholder with respect to any previously granted option without the optionholder's consent.

        The 2006 Plan terminates on December 30, 2015. Options granted prior to such date shall remain in effect until the exercise, surrender, cancellation or expiration in accordance with the 2006 Plan.

        In July 2006, we made option grants to executives, employees, directors and consultants. Following the reorganization of our holding structure on September 28, 2006, these options were for an aggregate of 3,329,280 shares of our common stock. Of these option grants, options with respect to 2,913,120 shares vest as follows: one quarter of the options vest on the first anniversary of the grant date, and 1/48 of the options vest at the end of each month during the subsequent three years; and options with respect to 416,160 shares vest as follows: one third of the options vest on the first anniversary of the grant date, and 1/36 of the options vest at the end of each month during the subsequent two years. Of these option grants, options to purchase 648,720 shares of our common stock were granted to three of our named executive officers.

        In December 2007, we made option grants to executives, employees, directors and consultants. One quarter of the options vest on the first anniversary of the grant date, and 1/48 of the options vest at the end of each month during the subsequent three years. Of these option grants, options to purchase 537,319 shares of our common stock were granted to Messrs. Zarrella, Ford, Keck and Tattersfield. Options to purchase 425,000 shares of our common stock were granted to Mr. Woodbury when he joined our company on January 2, 2008.

        Upon completion of our initial public offering, all of the July 2006, December 2007 and January 2008 option grants became exercisable to the extent that such options are vested as set forth above.

        We anticipate that all future equity awards will be made under the 2008 Equity Incentive Plan described below, and we do not intend to issue any further stock options under the 2006 Plan. As of March 28, 2009, the number of shares of our common stock issuable upon currently outstanding options was 5,196,161 at a weighted average exercise price of $3.98 per share.

  Restricted Stock Award

        Mr. Woodbury was granted 85,000 shares of restricted stock on January 2, 2008 pursuant to a restricted stock agreement with us. One quarter of the shares of restricted stock vested on January 2, 2009, the first anniversary of the date of Mr. Woodbury's employment agreement, and 1/48 of the shares of restricted stock vest at the end of each month during the subsequent three years.

        The restricted stock agreement provided that upon a termination of Mr. Woodbury's employment with us without "Cause" (as defined in Mr. Woodbury's employment agreement) within twelve months following a "Change in Control" (as defined in Mr. Woodbury's employment agreement), if the termination occurs after January 2, 2009, on the date of termination the number of shares of restricted stock (not exceeding the total shares of unvested restricted stock held by Mr. Woodbury) that vest shall equal the product of (x) 1/48th of the shares of restricted stock granted and (y) the number of full months passed between January 2, 2008 and the date of the termination. This "Change in Control" vesting would be in addition to, and not in lieu of, the normal time vesting of the restricted stock.

  2008 Equity Incentive Plan

        General.    On June 30, 2008, we adopted the 2008 Equity Incentive Plan, which we refer to in this prospectus as the "2008 Plan." The 2008 Plan is intended to further our growth and profitability by increasing incentives and encouraging share ownership by our employees, directors and independent contractors.

        Administration.    The 2008 Plan will be administered by the Compensation Committee of our board of directors, or, if the Compensation Committee ceases to exist, by our board of directors. The Compensation Committee has the power to administer the 2008 Plan, including the power to determine which employees, directors and independent contractors are eligible to receive awards, adopt necessary procedures to permit participation in the 2008 Plan and make all decisions and determinations as necessary or advisable to administer the 2008 Plan. The Compensation Committee may delegate all or any part of its authority and powers under the 2008 Plan to one or more directors and/or officers.

        Participation.    Individuals eligible to participate include our employees, directors and independent contractors.

        Available Shares.    An aggregate of 15,000,000 shares of our common stock will be available for grants of awards under the 2008 Plan. The maximum number of shares of common stock that may be granted for incentive stock options is 15,000,000. To the extent shares subject to an outstanding option or other award are not issued or delivered by reason of expiration, cancellation, forfeiture or other termination of the award, withholding of the shares for taxes or settlement of the award in cash, such shares shall again be available under the 2008 Plan.

        Option Grants.    Options granted under the 2008 Plan may include incentive stock options, non-qualified stock options or a combination thereof. An incentive stock option may only be granted to an employee and may not be granted more than ten years after the earlier of the adoption of the 2008 Plan by our board of directors, or the approval of the 2008 Plan by our stockholders. The exercise price per share for each option will be determined by the Compensation Committee except that the exercise price may not be less than 100% of the fair market value of a share of common stock on the grant date. In the case of the grant of any incentive stock option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all of our classes of stock then outstanding, the exercise price may not be less than 110% of the fair market value of a share of common stock on the grant date.

        Expiration of Options.    Each option will terminate not later than the expiration date specified in the award agreement pertaining to such option. The expiration date of an option shall not be later than the tenth anniversary of the grant date. The expiration date of an incentive stock option granted to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all of our classes of stock then outstanding shall not be later than the fifth anniversary of the grant date.

        Restricted Stock.    Restricted stock is a grant of shares of our common stock that may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated prior to the end of a restricted period set by the Compensation Committee. A participant granted restricted stock generally has all of the rights of a stockholder, unless the Compensation Committee determines otherwise. Unvested shares of restricted stock are subject to forfeiture in the event of termination of employment with us and restrictions on transferability.

        Stock Appreciation Rights.    Stock appreciation rights, or SARs, entitle a participant to receive the amount by which the fair market value of a share of our common stock on the date of exercise exceeds the base price of the SAR. The Compensation Committee shall determine the terms and conditions of SARs except that the base price of an SAR shall not be less than 100% of fair market value of a share of our common stock on the grant date.

        Other Stock Awards.    The Compensation Committee may develop sub-plans or grant other equity based awards on such terms as it may determine. These awards may include awards designed to comply with or take advantage of applicable local laws of jurisdictions outside of the United States or dividend equivalent awards that entitle participants to receive an amount equal to the dividends that would have been paid during a specified period on the amount of shares specified in the award.

        Nontransferability and Withholding Taxes.    No award granted under the 2008 Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will and the laws of descent and distribution. However, a participant may transfer, without consideration, an award other than an incentive stock option to one or more members of his or her immediate family.

        We have the right and power to deduct or withhold an amount sufficient to satisfy any taxes which the Compensation Committee deems necessary to be withheld to comply with the Internal Revenue Code or other applicable law with respect to such award or the exercise thereof. The Compensation Committee may permit or require a participant to satisfy all or part of the tax withholding obligations in connection with an award by having us withhold otherwise deliverable shares of common stock, or by the participant delivering to us already-owned shares of common stock.

        Amendment/Termination of the 2008 Plan.    The board may amend, suspend or terminate the 2008 Plan at any time for any reason subject to any requirement of stockholder approval required by applicable law, except that stockholder approval is not required for an amendment to avoid the imposition of taxes under Section 409A of the Internal Revenue Code. Any amendment, suspension or termination of the 2008 Plan shall not materially adversely alter or impair the rights or obligations under any award granted to a participant without the consent of such participant. If not previously terminated by the board, the 2008 Plan shall terminate ten years after adoption by the board.

        As of March 28, 2009, there were 1,934,447 restricted stock units outstanding under the 2008 Plan. The restricted stock unit agreements for our named executive officers provide that upon a termination of a named executive officer's employment by us without "Cause" (as defined in the named executive officer's employment agreement), or by the named executive officer for "Good Reason" (as defined in the named executive officer's employment agreement), in each case within twelve months following a "Change in Control" (as defined in the restricted stock unit agreement), the restricted stock units shall vest as follows: (i) if the termination occurs on or before the first anniversary of the grant, 1/4 of the restricted stock units vest on the date of termination, (ii) if the termination occurs after the first anniversary of the grant and on or before the second anniversary of the grant, the number of restricted stock units (not exceeding the total number of unvested restricted stock units held by such person) that vest shall equal the product of (X) 1/48th of the restricted stock units and (Y) the number of full months since the date of the grant and the date of termination plus the number of full months since the first anniversary of the grant and the date of termination and (iii) if the termination occurs after the second anniversary of the grant, all remaining unvested restricted stock units vest. This "Change in Control" vesting would be in addition to, and not in lieu of, the normal time vesting of restricted stock units.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's 2009 Annual Report on Form 10-K and this Proxy Statement.

    Ernest L. Godshalk, Chairman
    J. Bradford Forth
    Noel G. Watson

Summary Compensation Table

        We are generally required to provide information regarding the compensation earned during our most recently completed fiscal year by our principal executive officer, principal financial officer and our three other most highly compensated executives. As discussed above in under "—Compensation Discussion and Analysis" section, we refer to these individuals as our "named executive officers."

        The following table shows the compensation earned by our named executive officers during the fiscal years ended March 28, 2009 ("fiscal 2009"), March 31, 2008 ("fiscal 2008") and March 31, 2007 ("fiscal 2007").

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Thomas M. Zarrella	2009	$372,695	—	$249,407	$112,782	—	$44,427	$779,311
President and Chief	2008	$275,000	—	$162,284	$29,657	$349,250	$7,112	$823,303
Executive Officer	2007	$200,502	$50,000	$162,284	—	$65,359	$20,518	$498,663
Robert W. Woodbury, Jr.(4)	2009	$325,000	—	$149,548	$301,430	—	$2,438	$778,416
Former Chief Financial Officer	2008	$72,500	—	$28,668	$69,906	$100,643	$—	$271,717
David W. Keck(5)	2009	$199,763	—	$22,870	$181,360	$1,300,000	$15,217	$1,719,210
Vice President and	2008	$190,008	—	—	$142,828	$782,202	$7,348	$1,122,386
General Manager, Polysilicon	2007	$178,123	$110,000	—	$62,134	$214,025	$4,012	$568,294
Jeffrey J. Ford(6)	2009	$264,695	$25,000	$13,722	$137,875	—	$79,713	$521,005
Vice President and	2008	$248,188	$25,000	—	$71,291	$111,126	$28,194	$483,799
General Manager, Asia	2007	$135,962	$50,000	—	$29,824	$39,616	$37,098	$292,500
John (Rick) Tattersfield(7)	2009	$223,841	$31,250	$27,444	$98,430	—	$46,472	$427,437
Vice President and General Manager, PV Equipment	2008	$111,058	$25,000	—	$25,883	$72,460	$36,186	$270,587
Edwin L. Lewis(8)	2009	$184,378	$20,000	—	—	—	$399,360	$603,738
Former Vice President, General Counsel and Secretary

(1)
Represents the dollar amount recognized for financial statement reporting purposes, except without estimated forfeitures. Please refer to Note 15 in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended March 28, 2009 for the relevant assumptions used to determine the compensation expense for our stock-based compensation awards.

(2)
For fiscal 2009, no amounts were earned under the 2009 Executive Incentive Program. For fiscal 2008, represents amounts paid under our 2008 Executive Incentive Program. For fiscal 2007, represents bonuses paid under our 2007 Management Incentive Plan. For Mr. Keck, represents commissions earned in fiscal 2009, fiscal 2008 and fiscal 2007 for orders, shipments and payments we received for polysilicon products and services.

(3)
For fiscal 2009, represents the amounts set forth in the table below. We maintain medical, dental, life and disability insurance plans for our employees, including our named executive officers. Amounts paid by us for the benefit of our named executive officers that do not discriminate in scope, terms or operation in favor of executive officers and are generally available to all salaried employees are not included in the table.

Name	401(k) Plan Match	Housing Allowance(a)	Health Insurance(b)	Severance Payments(c)	Other		Total
Thomas M. Zarrella	$7,275	—	—	—	$33,237	(d)	$40,512
Robert W. Woodbury, Jr.	$2,438	—	—	—	—		$2,438
David W. Keck	$12,217	—	—	—	$3,000	(e)	$15,217
Jeffrey J. Ford	$6,767	$72,945	—	—	—		$79,712
John (Rick) Tattersfield	$7,044	$22,737	$16,691	—	—		$46,472
Edwin L. Lewis	$1,692	$18,437	—	$379,231	—		$399,360

  (a)
  Represents amount paid by us for an apartment maintained by Mr. Ford in China and apartments maintained for Mr. Tattersfield and Mr. Lewis in New Hampshire. The amount for Mr. Ford's apartment has been converted from RMB to U.S. dollars using the average monthly exchange rates during fiscal 2009.

  (b)
  Represents reimbursement for the cost of the monthly premium to maintain health insurance coverage under COBRA.

  (c)
  Represents amounts paid or payable by us to Mr. Lewis under a letter agreement and consulting agreement, including a severance payment of $240,000, accrued and unpaid vacation of $13,209, benefits continuation of $16,022, $60,000 for consulting services to be paid over a twelve month period and $50,000 of outplacement fees.

  (d)
  Represents reimbursement of legal costs in connection with the negotiation of a letter agreement dated July 29, 2008 between GT Solar Holdings, LLC and Mr. Zarrella with respect to his holdings of Class B shares of GT Solar Holdings, LLC.

  (e)
  Travel incentives offered to all employees to select non-business class airfare.

(4)
Mr. Woodbury resigned on May 22, 2009.

(5)
Mr. Keck joined us in April 2006. Amounts included for Mr. Keck under the "Bonus" column for fiscal 2007 reflect a relocation payment of $110,000 paid to him during fiscal 2007.

(6)
Mr. Ford joined us in June 2006. Amounts included for Mr. Ford under the "Bonus" column for fiscal 2009 and fiscal 2008 reflect a retention bonus of $25,000 paid to him on the first and second anniversary of his date of hire. Amounts included for Mr. Ford under the "Bonus" column for fiscal 2007 reflect a signing bonus of $50,000 paid to him during fiscal 2007. Mr. Ford's salary includes supplemental wages paid by our subsidiary, GT Shanghai, of $73,187 for fiscal 2008 and $79,930 for fiscal 2009. This amount has been converted from RMB to U.S. dollars using the average monthly exchange rates during fiscal 2008 and 2009.

(7)
Mr. Tattersfield joined us in August 2007. In August 2008, as the result of an administrative error, Mr. Tattersfield was paid a retention bonus of $31,250 pursuant to the original terms of his employment agreement, notwithstanding a March 2008 amendment to such agreement removing the retention bonus in consideration of an equity grant previously made to him. In recognition of Mr. Tattersfield's expanded scope of responsibilities with respect to the company's photovoltaic business, the Compensation Committee ratified the payment of the retention bonus. This amount is included for Ms. Tattersfield in the "Bonus" column for fiscal 2009. Amounts included for Mr. Tattersfield in the "Bonus" column for fiscal 2008 reflect a signing bonus of $25,000 paid to him in fiscal 2008.

(8)
Mr. Lewis' employment with us terminated on December 17, 2008. In connection with his separation, Mr. Lewis received severance benefits of $379,231. As of December 17, 2008, Mr. Lewis had 354,688 stock options, all of which were unvested and all of which were forfeited upon termination of his employment.

Employment Agreements

        The following information summarizes the employment agreements for our named executive officers.

        Thomas M. Zarrella.    Mr. Zarrella's employment agreement provides for an initial annual base salary of $205,000, to be reviewed annually by our Board of Directors, as well as participation in our annual bonus plan, health, medical, dental and long-term disability insurance programs, 401(k) participation, eligibility for any long-term incentive plans applicable to senior management at the discretion of the Board, three weeks' paid vacation, and any other benefits generally available to senior management, subject to certain restrictions. In the event of termination by us without "Cause" (as defined in the employment agreement) or by Mr. Zarrella for "Good Reason" (as defined in the employment agreement), Mr. Zarrella would be entitled to twelve months of base salary, health, medical and dental insurance benefits following such termination, subject to certain restrictions, and accrued and unpaid bonus for the year prior to the year in which termination occurs. In connection with his employment agreement, Mr. Zarrella entered into a confidentiality and non-competition agreement which contains non-competition and non-solicitation provisions that continue for one year following termination of his employment.

        Robert W. Woodbury, Jr.    Under Mr. Woodbury's employment agreement, Mr. Woodbury was entitled to an annual base salary of $325,000 or such higher amount as the compensation committee may have determined from time to time, participation in our management incentive program, three weeks' paid vacation and other benefits generally available to our senior executive employees, subject to certain limitations. The employment agreement also provided for a grant to Mr. Woodbury of 85,000 shares of restricted stock and an option to purchase 425,000 shares of our common stock. In the event of termination by us without "Cause" (as defined in the employment agreement) or by Mr. Woodbury for "Good Reason" (as defined in the employment agreement), Mr. Woodbury would have been entitled to twelve months of base salary and health benefits following such termination, subject to certain restrictions. Mr. Woodbury resigned in May 2009. The employment agreement contains non-competition and non-solicitation provisions that continue for one year following termination of his employment.

        David W. Keck.    Mr. Keck's employment agreement provides for an initial annual base salary of $190,000, to be reviewed annually by our Board of Directors, and participation in our health, medical, dental and long-term disability insurance programs, 401(k) participation, eligibility for any long-term incentive plans applicable to senior management at the discretion of the Board, three weeks' paid vacation, and any other benefits available to employees on terms generally available to senior management. Mr. Keck is also entitled to a commission based on orders we receive for polysilicon products and services. With respect to each order for which a commission is earned, a commission is payable as follows: (i) 15% of Mr. Keck's commission when a deposit is received, (ii) 45% when a shipment payment is received and (iii) 40% when a final payment is received. Because of the complexity associated with tracking shipment payments, the portion of the commission that relates to shipment payments is instead paid in two increments: 22.5% of the commission is paid when the first vessel with respect to an order is shipped and 22.5% is paid when the last vessel with respect to that order is shipped. These payments shall be made in the calendar quarter immediately following the calendar quarter in which a triggering event described in clauses (i), (ii) or (iii) of the preceding sentence occurred, and subject to the condition that Mr. Keck be employed on the date on which such triggering event occurs. Pursuant to his employment agreement, Mr. Keck received a $110,000 relocation payment in fiscal 2007. In the event of termination by us without "Cause" (as defined in the employment agreement) or by Mr. Keck for "Good Reason" (as defined in the employment agreement), Mr. Keck would be entitled to six months of base salary, health, medical and dental insurance benefits following such termination, subject to certain restrictions, and accrued and unpaid bonus for the year prior to the year in which termination occurs. In connection with his employment agreement, Mr. Keck entered into an employee, non-competition, non-disclosure, proprietary information and patent and invention assignment agreement which contains non-competition and non-solicitation provisions that continue for three years following termination of his employment.

        Jeffrey J. Ford.    Mr. Ford's employment agreement provides for an initial annual base salary of at least $175,000, to be annually reviewed by our Board of Directors, and participation in our annual bonus plan, health, medical, dental and long-term disability insurance programs, 401(k) participation, eligibility for any long-term incentive plans applicable to senior management at the discretion of the Board, three weeks' paid vacation, and any other benefits available to employees on terms generally available to senior management. Mr. Ford received a $50,000 cash bonus upon the commencement of his employment with us and also received a $25,000 "stay" bonus in June 2007 and June 2008, the first and second anniversaries of his employment date, respectively. Mr. Ford also receives reimbursement for certain reasonable expenses with respect to travel and transportation and his placement in China. In the event of termination by us without "Cause" (as defined in the employment agreement) or by Mr. Ford for "Good Reason" (as defined in the employment agreement), Mr. Ford would be entitled to twelve months of base salary, health, medical and dental insurance benefits following such termination, subject to certain restrictions, and accrued and unpaid bonus for the year prior to the year in which termination occurs. In connection with his employment agreement, Mr. Ford entered into an employee, non-competition, non-disclosure, proprietary information and patent and invention assignment agreement which contains non-competition and non-solicitation provisions that continue for three years following termination of his employment.

        John (Rick) Tattersfield.    Under Mr. Tattersfield's employment agreement, Mr. Tattersfield is entitled to an annual base salary of $175,000 or such higher amount as the compensation committee may determine from time to time, participation in our management incentive program, three weeks' paid vacation and other benefits generally available to our senior executive employees, subject to certain limitations. Mr. Tattersfield received the cost of the monthly premium up to $1,800 to maintain health insurance coverage under COBRA for a period of 18 months from the date of the employment agreement, and is entitled to up to $1,200 a month to lease an apartment near our headquarters. In the event of termination by us without "Cause" (as defined in the employment agreement) or by Mr. Tattersfield for "Good Reason" (as defined in the employment agreement), Mr. Tattersfield would be entitled to twelve months of base salary and health benefits following such termination and a pro rata potion of his bonus under the management incentive program, subject to certain restrictions. The employment agreement contains non-competition and non-solicitation provisions that continue for one year following termination of his employment.

        Edwin L. Lewis.    Under Mr. Lewis' employment agreement, Mr. Lewis was entitled to an annual base salary of $230,000 or such higher amount as the compensation committee may have determined from time to time, participation in our management incentive program, three weeks' paid vacation and other benefits generally available to our senior executive employees, subject to certain limitations. Mr. Lewis received a $40,000 cash bonus upon the commencement of his employment with us and also received a $20,000 "anniversary" bonus in May 2008 and November 2008, the six month and twelve month anniversaries of his employment date, respectively. The employment agreement also provided for an option to purchase a certain number of shares of our common stock. In the event of termination by us without "Cause" or by Mr. Lewis for "Good Reason (as defined in the employment agreement), Mr. Lewis would be entitled to twelve months of base salary and health benefits following such termination and a pro rata portion of his bonus under the management incentive program, subject to certain restrictions. The employment agreement contains non-competition and non-solicitation provisions that continue for one year following termination of his employment.

        Mr. Lewis' employment with us terminated on December 17, 2008. For a description of the payments made in connection with Mr. Lewis' separation, see "—Potential Payments Upon Termination or Change-in-Control".

        We entered into amendments to the employment agreements with each of the named executive officers to comply with the requirements of Section 409A of the Internal Revenue Code, which provide generally that payments under the employment agreements are subject to applicable delay periods for benefits that constitute nonqualified deferred compensation under Section 409A of the Internal Revenue Code. In addition, the amendment to Mr. Keck's employment agreement included an amendment to the payment terms for Mr. Keck's commission-based bonus to comply with the requirements of Section 409A.

 Grants of Plan-Based Awards Table

        The following table reports all plan-based awards granted to the named executive officers during fiscal 2009. The material terms of our short-and long-term incentive compensation awards are described in "—Compensation Discussion and Analysis—Compensation Components—Annual Cash Bonus Incentives" on page 20 and "—Compensation Discussion and Analysis—Equity Incentive Plans—2008 Equity Incentive Plan" on page 27.

						All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Potential Future Payouts Under Non-Equity Incentive Plan			All Other Stock Awards: Number of Shares of Stock (#)			Grant Date Fair Value of Stock and Option Awards ($)(1)
							Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Thomas M. Zarrella	n/a	—	$281,250	$562,500	—	—	—	—
	12/12/08	—	—	—	400,000	—	—	$1,200,000
Robert W. Woodbury, Jr.	n/a	—	$162,500	$325,000	—	—	—	—
	12/12/08	—	—	—	140,000	—	—	$420,000
David W. Keck(2)	n/a	—	—	$1,300,000	—	—	—	—
	12/12/08	—	—	—	105,000	—	—	$315,000
Jeffrey J. Ford	n/a	—	$64,750	$129,500	—	—	—	—
	12/12/08	—	—	—	63,000	—	—	$189,000
John (Rick) Tattersfield	n/a	—	$90,000	$180,000	—	—	—	—
	12/12/08	—	—	—	126,000	—	—	$378,000
Edwin L. Lewis	n/a	—	$96,000	$192,000	—	—	—	—

(1)
Represents the grant-date fair value of stock and option awards as computed under SFAS No. 123(R).

(2)
Mr. Keck's annual cash bonus is based on a commission that is earned for orders we receive for polysilicon products and services. Amount reflected in the table under the "Maximum" column represents the maximum amount payable to Mr. Keck under his bonus arrangement.

2009 Executive Incentive Program

        The 2009 Executive Incentive Program provides that the amount, if any, payable to each participant is determined by the Compensation Committee after the conclusion of fiscal 2009. The bonus payment for an executive officer is (i) determined in reference to a target bonus level for such executive officer calculated as a percentage of the executive officer's base salary and specified in a participation agreement between the executive officer and us, and (ii) equal to the sum of (A) a financial performance component (based upon the weighted performance factor described below) equal to the executive officer's target bonus multiplied by 75% and a bonus multiplier (not exceeding 200%) and (B) a management by objective ("MBO") component (based upon such executive officer's achievement of certain performance objectives) equal to the executive officer's target bonus multiplied by 25% or 50% (depending on the achievement of the executive officer's performance objectives) and the bonus multiplier. The bonus multiplier is calculated by reference to a weighted performance factor. The weighted performance factor is based upon achievement of our operating income target (weighted 70%) and the bookings target (weighted 30%) for sales of services and products. If the weighted performance factor is equal to or less than 75%, the bonus multiplier equals 0. If the weighted performance factor is equal to 100%, the bonus multiplier equals 1. If the weighted performance factor is less than 100%, the bonus multiplier will be decreased by 0.2 for each five percent (5%) by which the weighted performance factor is below 100% (using linear interpolation to determine the applicable bonus multiplier for any intermediate decrease). If the weighted performance factor is greater than 100%, the bonus multiplier will be increased by 0.25 for each five percent (5%) by which the weighted performance factor is greater than 100% (using linear interpolation to determine the applicable bonus multiplier for any intermediate increase). The Executive Incentive Program imposes certain limits on the executive officer's bonus payment and limits the maximum bonus to two times the target cash bonus. Each bonus payment is subject to the discretion of the Compensation Committee.

        For fiscal 2009, there were no payments under the 2009 Executive Incentive Program because the combined operating income and bookings threshold was not met for fiscal 2009.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information on each of the awards granted to our named executive officers that were outstanding as of March 28, 2009.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested $
Thomas M. Zarrella	49,719	(1)	109,384	(1)	$5.64	12/21/17	—		—
	—		—		—	—		(2)		(2)
	—		—		—	—	400,000	(3)	$2,656,000	(3)
Robert W. Woodbury, Jr.	123,958	(1)	301,042	(1)	$5.64	1/2/18	—		—
	—		—		—	—	140,000	(3)	$929,600	(3)
	—		—		—	—	60,209	(4)	$399,788	(4)
David W. Keck	8,755	(1)	34,170	(1)	$1.66	7/07/16	—		—
	31,407	(1)	69,097	(1)	$5.64	12/21/17	—		—
	—		—		—	—	105,000	(3)	$697,000	(3)
Jeffrey J. Ford	81,600	(1)	40,800	(1)	$1.66	7/07/16	—		—
	16,320	(1)	8,160	(1)	$1.66	7/27/16	—		—
	43,392	(1)	95,464	(1)	$5.64	12/21/17	—		—
	—		—		—	—	63,000	(3)	$418,320	(3)
John (Rick) Tattersfield	43,392	(1)	95,464	(1)	$5.64	12/21/17	—		—
	—		—		—	—	126,000	(3)	$836,640	(3)
Edwin L. Lewis	—		—		—	—	—		—

(1)
Options to purchase 159,103 shares of our common stock were granted to Mr. Zarrella on December 21, 2007, of which 1/4 vested on December 21, 2008, the first anniversary of the date of grant, and 1/48 vest each month subsequent to December 21, 2008.

  Options to purchase 425,000 shares of our common stock were granted to Mr. Woodbury on January 2, 2008, of which 141,666 were vested as of May 22, 2009, the date of Mr. Woodbury's resignation. Pursuant to Mr. Woodbury's stock option agreement, the portion of his stock option which was not vested expired automatically, and the portion of his stock option that had vested will continue to be exercisable for 60 days following the termination of his employment.

  Options to purchase 306,000 shares of our common stock were granted to Mr. Keck on July 7, 2006, of which 1/3 vested on July 7, 2007, the first anniversary of the date of grant, and 1/36 vest each month subsequent to July 7, 2007. Options to purchase 100,504 shares of our common stock were granted to Mr. Keck on December 21, 2007, of which 1/4 vested on December 21, 2008, the first anniversary of the date of grant, and 1/48 vest each month subsequent to December 21, 2008.

  Options to purchase 122,400 shares of our common stock were granted to Mr. Ford on July 7, 2006, of which 1/4 vested on July 7, 2007, the first anniversary of the date of grant, and 1/48 vest each month subsequent to July 7, 2007. Options to purchase 24,480 shares of our common stock were granted to Mr. Ford on July 27, 2006, of which 1/4 vested on July 27, 2007, the first anniversary of the date of grant, and 1/48 vest each month subsequent to July 27, 2007. Options to purchase 138,856 shares of our common stock were granted to Mr. Ford on December 21, 2007, of which 1/4 vested on December 21, 2008, the first anniversary of the date of grant, and 1/48 vest each month subsequent to December 21, 2008.

  Options to purchase 138,856 shares of our common stock were granted to Mr. Tattersfield on December 21, 2007, of which 1/4 vested on December 21, 2008, the first anniversary of the date of grant, and 1/48 vest each month subsequent to December 21, 2008.

(2)
In conjunction with the Acquisition, Class B and Class C shares of GT Solar Holdings, LLC were issued to Mr. Zarrella as incentive compensation. A portion of these shares are subject to vesting over a] four-year period. As a result of these ownership interests, Mr. Zarrella is entitled to participate in distributions of GT Solar Holdings, LLC.

(3)
The restricted stock unit awards shown vest over four years in four equal installments commencing on the first anniversary of the grant date.

(4)
Mr. Woodbury was granted 85,000 shares of restricted stock in January 2008, of which 24,791 were vested as of March 28, 2009, and 28,333 were vested as of May 22, 2009, the date of Mr. Woodbury's resignation. Pursuant to Mr. Woodbury's restricted stock award agreement, the unvested portion of Mr. Woodbury's restricted stock was forfeited upon termination of his employment.

Option Exercises and Stock Vested Table

        The following table provides information on the aggregate value realized by the named executive officers upon the exercise of stock options, and the aggregate value realized by the named executive officers upon the vesting of restricted stock and restricted stock unit awards during fiscal 2009.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas M. Zarrella	—	—		—	—
Robert W. Woodbury, Jr.	—	—		24,791	$89,478	(1)
David W. Keck	263,075	$1,739,721	(2)	—	—
Jeffrey J. Ford	—	—		—	—
John (Rick) Tattersfield	—	—		—	—
Edwin L. Lewis	—	—		—	—

(1)
Calculated using the closing market price of our common stock on January 2, 2009, February 2, 2009 and March 2, 2009, multiplied by the number of shares that vested on each of those dates.

(2)
Represents the difference between the exercise price and the closing market price of our common stock on the date of exercise, multiplied by the number of shares acquired on exercise.

Pension Benefits

        We do not sponsor or maintain any pension plans.

Nonqualified Deferred Compensation

        We have not adopted any non-qualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change-in-Control

        Our named executive officers may receive certain benefits upon the termination of their employment with us under the following circumstances:

  •
  termination by us without Cause or for Good Reason;

  •
  termination as a result of death of disability; and

  •
  Change in Control and termination without cause within twelve months.

        Earned Pay.    If a named executive officer either (1) is terminated for Cause or (2) terminates his or her employment other than for Good Reason, then the named executive officer forfeits any earned, but unpaid, bonus amounts for the year prior to the year in which the termination takes place. Under each of the other termination scenarios, the named executive officer would still be entitled to receive any remaining unpaid portions of bonuses earned in the year prior to the year in which the termination takes place. If Mr. Tattersfield is terminated without Cause or resigns for Good Reason, he would also be entitled a pro rata potion of his bonus for the year in which the termination takes place under the

Executive Incentive Program pursuant to the terms of his employment agreement, subject to applicable delay periods for benefits that constitute nonqualified deferred compensation under Section 409A of the Internal Revenue Code. Under all of the termination scenarios, the named executive officers would remain entitled to any unpaid, but earned portions of salary and benefits up until the time of termination.

        Unvested Equity Awards.    Under each of the termination scenarios, the named executive officers would receive the same vesting treatment of equity awards as defined by the terms of the award agreements. Thus, depending on the terms of the equity award agreements for the awards granted to each of the named executive officers, certain of the named executive officers may be entitled to accelerated vesting of certain equity awards if called for by the terms of the award agreements. In accordance with the terms of the named executive officers' employment agreements, if a named executive officer is terminated for Cause, he or she forfeits all unvested equity awards.

        The stock option agreements for our named executive officers do not provide for accelerated vesting upon termination of employment. Therefore, there is no incremental benefit associated with these stock options at termination.

        The restricted stock unit agreements for our named executive officers provide that upon a termination of the named executive officer's employment by us without "Cause" (as defined in the named executive officer's employment agreement), or by the named executive officer for "Good Reason" (as defined in the named executive officer's employment agreement), in each case within twelve months following a "Change in Control" (as defined in the restricted stock unit agreement) of the Company, the restricted stock units vest as follows: (i) if the termination occurs on or before the first anniversary of the grant, 1/4 of the restricted stock units vest on the date of termination, (ii) if the termination occurs after the first anniversary of the grant and on or before the second anniversary of the grant, the number of restricted stock units (not exceeding the total number of unvested restricted stock units held by such person) that vest shall equal the product of (X) 1/48th of the restricted stock units and (Y) the number of full months since the date of the grant and the date of termination plus the number of full months since the first anniversary of the grant and the date of termination and (iii) if the termination occurs after the second anniversary of the grant, all remaining unvested restricted stock units vest. This "Change in Control" vesting would be in addition to, and not in lieu of, the normal time vesting of restricted stock units.

        Incremental Benefits.    In connection with either (1) termination by us without Cause or (2) termination by the named executive officer for Good Reason, the named executive officer would receive benefits equal to one year's salary and a continuation of benefits for the period of one year, subject to applicable delay periods for benefits that constitute nonqualified deferred compensation under Section 409A of the Internal Revenue Code. If Mr. Tattersfield is terminated without Cause or resigns for Good Reason, he would also be entitled a pro rata potion of his bonus for the year in which the termination takes place under the Executive Incentive Program pursuant to the terms of his employment agreement, subject to applicable delay periods for benefits that constitute nonqualified deferred compensation under Section 409A of the Internal Revenue Code. In connection with termination of employment as a result of disability or death, the named executive officer would be entitled to receive a bonus payment at target for the year in which the termination takes places, prorated by the portion of the year elapsed until the termination date.

        The following table shows the incremental benefits that would be received by the named executive officers under the various termination scenarios if their termination had occurred on March 28, 2009.

Name	Benefit	Termination Without Cause or For Good Reason	Death or Disability	Change in Control and Termination Without Cause Within Twelve Months
Thomas M. Zarrella	Base Salary Continuation	$375,000	—	—
	Bonus(1)	—	$281,250	—
	Health, Medical, Dental Benefits	$14,074	—	—
	Vesting of RSUs(2)	—	—	$664,000

	Total	$389,074	$281,250	$664,000
Robert W. Woodbury, Jr.	Base Salary Continuation	$325,000	—	—
	Bonus(1)	—	$162,500	—
	Health, Medical, Dental Benefits	$19,112	—	—
	Vesting of RSUs(2)	—	—	$232,400
	Vesting of Restricted Stock(2)	—	—	$164,612

	Total	$344,112	$162,500	$397,012
David W. Keck	Base Salary Continuation	$200,000	—	—
	Bonus(1)	—	$1,300,000	—
	Health, Medical, Dental Benefits	$28,442	—	—
	Vesting of RSUs(2)	—	—	$174,300

	Total	$228,442	$1,300,000	$174,300
Jeffrey J. Ford	Base Salary Continuation	$185,000	—	—
	Bonus(1)	—	$64,750	—
	Health, Medical, Dental Benefits	$24,421	—	—
	Vesting of RSUs(2)	—	—	$104,580

	Total	$209,421	$64,250	$104,580
John (Rick) Tattersfield	Base Salary Continuation	$225,000	—	—
	Bonus(1)	$90,000	$90,000	—
	Health, Medical, Dental Benefits	$28,567	—	—
	Vesting of RSUs(2)	—	—	$209,160

	Total	$343,567	$90,000	$209,160

(1)
Amounts shown for "Bonus" represent the target bonus the named executive officer would have earned for fiscal 2009, based on the assumption that the named executive officer's employment terminated as of the last day of the fiscal year, in accordance with the named executive officer's employment agreement. The amount set forth in the table reflects 100% of the target bonus because this table assumes that the named executive officers were terminated as of the last day of the fiscal year and we had not yet determined the amount of the bonuses payable to our named executive officers under the annual cash bonus plan for fiscal 2009. Because Mr. Keck has no set target bonus, the amount shown for "Bonus" for Mr. Keck under the column "Death or Disability" represents Mr. Keck's actual bonus for fiscal 2009 based on the commissions he earned.

(2)
Amounts shown for "Vesting of RSUs" and "Vesting of Restricted Stock" represent the incremental vesting of these equity awards in accordance with the terms of the agreements governing the awards valued at the closing market price on March 28, 2009 of $6.64.

        Robert W. Woodbury, Jr., our former chief financial officer, resigned on May 22, 2009. Pursuant to Mr. Woodbury's employment agreement, we paid his base salary and benefits through his termination date. Pursuant to Mr. Woodbury's restricted stock award agreement, the unvested portion of Mr. Woodbury's restricted stock was forfeited upon termination of his employment. Pursuant to Mr. Woodbury's stock option agreement, the portion of his stock option which was not vested expired automatically, and the portion of his stock option that had vested will continue to be exercisable for 60 days following the termination of his employment. Pursuant to Mr. Woodbury's restricted stock unit agreement, his unvested restricted stock units were forfeited upon termination of his employment.

        Edwin L. Lewis, our former vice president, general counsel and secretary resigned on December 17, 2008. In connection with his resignation, we entered into a letter agreement with Mr. Lewis, pursuant to which we (i) agreed that his separation would be treated as a termination without cause and confirmed the severance benefits to which he was entitled under his employment agreement for a termination without cause, and (ii) agreed to provide outplacement assistance, at a cost not to exceed $50,000, at an outplacement provider selected by us. Pursuant to his employment agreement, we paid Mr. Lewis a severance payment of $240,000, accrued and unpaid vacation of $13,209 and benefits continuation of $16,022. We also entered into a consulting agreement with Mr. Lewis pursuant to which we agreed to pay consulting fees of $60,000 to Mr. Lewis, payable in quarterly installments of $15,000 at the beginning of each quarter in which Mr. Lewis was to provide services to us. In connection with his separation, Mr. Lewis agreed to release us from any claims arising out of or connected with his employment with or separation from our company. All of Mr. Lewis' stock options were forfeited upon termination of his employment.

DIRECTOR COMPENSATION

Cash Compensation

        Directors who are also our employees receive no compensation for serving as directors. Non-employee directors receive an annual fee in the amount of $30,000. Audit Committee members receive an additional annual fee in the amount of $7,500, and Compensation Committee members and Nominating and Corporate Governance Committee members receive an additional annual fee in the amount of $5,000. Chairs of committees receive the following fees (instead of, and not in addition to, the committee membership fees noted above): the chair of the Audit Committee receives an annual fee in the amount of $15,000, and the chairs of the Compensation Committee and Nominating and Corporate Governance Committee receive an annual fee in the amount of $10,000. The annual maximum fee for board service is $75,000.

        Prior to fiscal 2010, directors who are affiliated with GFI Energy Ventures LLC ("GFI") received no compensation for serving as directors. In June 2009, the Compensation Committee approved a change to the compensation program for directors such that non-employee directors who are affiliated with GFI will begin to receive annual fees for Board and committee service, in accordance with the schedule set forth above. Accordingly, commencing retroactively to March 29, 2009, Messrs. Forth and Landers will be entitled to annual fees of $45,000 and $30,000, respectively. At the request of Messrs. Forth and Landers, the Compensation Committee has approved the payment of non-employee director fees for service by Messrs. Forth and Landers to GFI Energy Ventures LLC in lieu of making these payments to Messrs. Forth and Landers. All other non-employee directors will continue to receive the same annual cash fees in accordance with the schedule set forth above.

Equity Awards

        In June 2009, the Compensation Committee approved an equity incentive award for non-employee directors in the form of restricted stock units valued at $60,000, to be made on the date of the 2009 Annual Meeting. All restricted stock units awarded to non-employee directors will vest one year from the date of grant. At the request of Messrs. Forth and Landers, we have agreed that these equity awards for service by Messrs. Forth and Landers may be issued to GFI Energy Ventures LLC in lieu of issuing restricted stock units to Messrs. Forth and Landers.

Reimbursement of Certain Expenses

        All of our directors are reimbursed for out-of-pocket expenses incurred in connection with attending all board and other committee meetings.

 Director Compensation Table

        The following table sets forth the compensation paid to our non-employee directors in fiscal 2009:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
J. Bradford Forth	—	—	—	—
Fusen E. Chen	$29,586	$71,755	—	$103,341
J. Michal Conaway	39,593	71,755	—	111,348
Ernest L. Godshalk	45,000	2,347	$79,253	126,600
Richard K. Landers	—	—	—	—
Matthew E. Massengill	16,319	42,161	—	58,480
Noel G. Watson	11,363	12,283	—	23,646

(1)
Represents the dollar value amount recognized for financial statement reporting purposes with respect to the fiscal year ended March 28, 2009, under SFAS No. 123(R), without estimates of forfeitures. On June 30, 2008, each of Messrs. Conaway and Chen were granted 17,000 restricted stock units. The grant date fair value of these restricted stock units calculated in accordance with SFAS No. 123(R) was $165,240 for each of Messrs. Conaway and Chen. On September 12, 2008, Mr. Massengill was granted 17,000 restricted stock units. The grant date fair value of these restricted stock units calculated in accordance with SFAS No. 123(R) was $156,230. On November 11, 2009, Mr. Watson was granted 17,000 restricted stock units. The grant date fair value of these restricted stock units calculated in accordance with SFAS No. 123(R) was $65,450. On February 13, 2009, Mr. Godshalk was granted 12,000 restricted stock units. The grant date fair value of these restricted stock units calculated in accordance with SFAS No. 123(R) was $61,560.

        The following table sets forth the aggregate number of restricted stock units and option awards held by each of our non-employee directors as of March 28, 2009.

Name	Restricted Stock Units	Options
J. Bradford Forth	—	—
Fusen E. Chen(1)	17,000	—
J. Michal Conaway(1)	17,000	—
Ernest L. Godshalk(1)(2)	12,000	233,036
Richard K. Landers	—	—
Matthew E. Massengill(1)	17,000	—
Noel G. Watson(1)	17,000	—

(1)
Half of these restricted stock units vest on the first anniversary of the grant and half vest on the second anniversary of the grant. If the director is removed from our Board of Directors within one year following a change of control, the restricted stock units vest according to the following schedule: (i) if the termination occurs on or before the one year anniversary of the director joining the Board, half of the restricted stock units vest, and (ii) if the termination occurs during the 12 months immediately following the one year anniversary of the director joining the Board, the remaining restricted stock units vest.
(2)
On December 21, 2007, Mr. Godshalk was granted an option to purchase 37,196 shares of our common stock at an exercise price of $5.64 per share. On July 27, 2006, Mr. Godshalk was granted an option to purchase 195,840 shares of our common stock at an exercise price of $1.66 per share. All of these options vest if Mr. Godshalk is removed from our Board of Directors within one year following a change of control.

EXECUTIVE OFFICERS

        Set forth below are the name, age and position of each of our executive officers and a key employee.

Name	Age	Position
Thomas M. Zarrella	52	President and Chief Executive Officer
Jeffrey J. Ford	53	Vice President and General Manager, Asia
David C. Gray	43	Vice President, Strategic Development
David W. Keck	44	Vice President and General Manager, Silicon Development
Hoil Kim	51	Vice President, General Counsel and Secretary
John (Rick) Tattersfield	46	Vice President and General Manager, PV Equipment
Richard E. Johnson	46	Vice President, Finance and Corporate Controller

        Set forth below is a description of the business experience of each of our executive officers:

        Thomas M. Zarrella—President and Chief Executive Officer.    Mr. Zarrella was appointed our Chief Executive Officer and a director in April 2007. Mr. Zarrella joined us as President and Chief Operating Officer in August 2004. Mr. Zarrella has over twenty five years of international operations experience spanning many facets of technology manufacturing. From September 1998 to August 2004, Mr. Zarrella headed Schott Solar AG's manufacturing operations in Billerica, Massachusetts, where he was instrumental in transforming the research and development oriented company into a leading full-scale manufacturer of photovoltaic products. Prior to his employment at Schott Solar AG, Mr. Zarrella directed North American manufacturing operations from February 1994 to September 1998 at Instron Corporation of Canton, Massachusetts, a manufacturer of material testing equipment. He has also served in corporate and operational positions at several Connecticut based companies, including Revere Corporation, Sprague Meter (a division of Textron, Inc.) and Sikorsky Aircraft (a division of United Technologies, Inc.). Mr. Zarrella holds a B.S. in Mechanical Engineering from the University of Connecticut and an MBA from the University of Bridgeport.

        Jeffrey J. Ford—Vice President and General Manager, Asia.    Mr. Ford has served as Vice President and General Manager, Asia since May 2009 and as Vice President, Asia from June 2006 to May 2009. From November 2003 until June 2006, Mr. Ford served as General Manager of the Kayex division of SPX Corporation, or Kayex, in Rochester, New York. Mr. Ford served as Vice President Finance and then Acting President of Kayex from January 2001 until November 2003. He led a Sino-American joint venture in Hangzhou, China, where he established equipment production lines serving worldwide customers. Mr. Ford is a graduate of St. Bonaventure University and his professional background is in finance.

        David C. Gray—Vice President, Strategic Development.    Mr. Gray joined us in January 2009 as Vice President, Strategic Development. From October 2007 to January 2009, Mr. Gray served as a managing director and head of technology mergers and acquisitions at Canaccord Adams, an investment banking firm, from August 2003 to October 2007 as managing director of SVB Alliant, the investment banking arm of SVB Financial Group, and from August 1998 to July 2003 as a principal at Broadview International. Mr. Gray holds a B.S. summa cum laude from Carnegie Mellon University, an MBA from Stanford University and a Ph.D in chemical engineering/semiconductor processing from Massachusetts Institute of Technology.

        David W. Keck—Vice President and General Manager, Polysilicon.    Mr. Keck has served as Vice President and General Manager, Polysilicon since May 2009 and as Vice President, Silicon Development from April 2006 to May 2009. Prior to April 2006, he operated his own consulting business relating to the silicon industry. From 1991 to 2005, Mr. Keck was Vice President of Business

Development, Plant Manager and Operations Manager at Advanced Silicon Materials Incorporated (ASIMI) of Moses Lake, Washington and Butte, Montana, one of the leading manufacturers of ultra-pure silicon in the world. He focused on the manufacture of silane gas and polysilicon for wafer fabrication companies and semiconductor companies. During his tenure at ASIMI, Mr. Keck worked on two major expansions including having overall responsibility for commissioning and starting up ASIMI's green-field facility in Butte, Montana. Early in his tenure at ASIMI, he was responsible for the design and operation of equipment that produced silicon. Prior to joining ASIMI, from 1987 to 1989, he served as a thermodynamics engineer with Lockheed Missiles & Space Corporation, where he was responsible for the design and testing for heat transfer systems in spacecraft. He has a degree in chemical engineering from Montana State University and a Masters of Business Administration from the University of Washington.

        Hoil Kim—Vice President, General Counsel and Secretary.    Mr. Kim joined us in December 2008 as Vice President, General Counsel and Secretary. Mr. Kim served as Vice President, Strategic Development of Cabot Corporation, a multinational specialty chemicals company, from 2003 to 2008, with responsibility for overseeing expansion projects and acquisition activities on a global basis, and as Vice President and General Counsel from 2000 to 2003. In his strategic development position at Cabot, Mr. Kim played a significant role in the expansion of Cabot's businesses in China, as well as leading a number of acquisition transactions. Mr. Kim also practiced law at Dewey Ballantine in New York and at Hale and Dorr in Boston. Mr. Kim holds a B.S. in Engineering and Applied Science from Yale University and received his J.D. cum laude from Georgetown University.

        John (Rick) Tattersfield—Vice President and General Manager, PV Equipment.    Mr. Tattersfield has served as Vice President and General Manager, PV Equipment since February 2009 and as Vice President Operations of GT Solar from August 2007 to February 2009. From 1988 to August 2007, Mr. Tattersfield served in various capacities at Instron Corporation, a Division of ITW Inc. (ITW), a diversified international manufacturer. From 2001 until 2007, he served as Corporate VP of Quality and Technical Services. Prior to that Mr. Tattersfield served in various roles within Instron including Divisional Vice President—Operations, where he directed order fulfillment for two divisions, VP of Operations and Joint General Manager of Instron Schenck Testing GmbH (IST) and General Manager of Amsler Otto Wolpert Werke GmbH where he managed the integration of newly acquired companies based in Germany into the group. Mr. Tattersfield holds degrees in engineering from the University of London (UK) and the Cranfield Institute of Technology (UK) and is a Fellow in Manufacturing Management, a member of the National Society of Professional Engineers and the British Institute of Management.

        Set forth below is a description of the business experience of a key employee:

        Richard E. Johnson—Vice President, Finance and Corporate Controller.    Mr. Johnson has served as Vice President, Finance and Corporate Controller since February 2008. Prior to joining GT Solar, since May 2002, Mr. Johnson served in several senior financial positions with Ocean Spray Cranberries, Inc. most recently as Director of Treasury and Tax from January 2004 until August 2004, and as Director, Corporate Controller from August 2004 until February 2008. Prior to 2002 Mr. Johnson held various financial management positions, including serving as Director of Corporate Finance of Acterna Corporation (formerly Dynatech Corporation), a communications equipment and network technology company. Mr. Johnson holds a B.S. in Accountancy from Bentley College and an MBA from Southern New Hampshire University. Mr. Johnson is currently serving as our principal financial officer and principal accounting officer.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
PERSONS OWNING MORE THAN FIVE PERCENT OF COMMON STOCK

        The following table shows the amount of GT Solar common stock beneficially owned as of June 10, 2009 (unless otherwise indicated) by each person known by GT Solar to own beneficially more than 5% of our outstanding common stock, by each director of GT Solar, by each of our named executive officers and by all directors, nominees for director and executive officers of GT Solar as a group. Unless otherwise indicated, each person has sole investment and voting power over the securities listed in the table.

        The table below sets forth information with respect to the beneficial ownership of our common stock by:

  •
  each person or entity known by us to beneficially own five percent or more of our common stock;

  •
  each of our directors and named executive officers; and

  •
  all of our directors and executive officers as a group.

        The following table lists the number of shares and percentage of shares beneficially owned based on 143,301,437 shares of common stock outstanding as of June 10, 2009. Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of our common stock subject to options currently exercisable or exercisable within 60 days of June 10, 2009 and restricted stock units that vest within 60 days of June 10, 2009 are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

	Shares of Our Common Stock Beneficially Owned
Name	Number	Percentage
Five Percent Stockholders:
GT Solar Holdings, LLC(1)	111,438,149	77.8%
Directors and Named Executive Officers:
Thomas M. Zarrella(2)	614,829	*
Robert W. Woodbury, Jr.(3)	169,999	*
Jeffrey J. Ford(4)	167,673	*
David W. Keck(5)	56,867	*
John (Rick) Tattersfield(6)	54,963	*
Edwin L. Lewis	—	*
Fusen E. Chen	—	*
J. Michal Conaway	8,500	*
J. Bradford Forth(7)	111,438,149	77.8%
Ernest L. Godshalk(8)	161,603	*
Richard K. Landers(9)	111,438,149	77.8%
Matthew E. Massengill	—	*
Noel G. Watson	—	*
All directors and executive officers as a group (15 persons) (10)	112,672,583	78.3%

*
Denotes less than one percent.

(1)
OCM/GFI Power Opportunities Fund II, L.P., or the "Main Fund," and OCM/GFI Power Opportunities Fund II (Cayman), L.P., or the "Cayman Fund," are together the managing member of GT Solar Holdings, LLC. We refer to the Main Fund and the Cayman Fund, collectively, as the "OCM/GFI Funds." Each of GFI Energy Ventures LLC, or "GFI," and Oaktree Capital Management, L.P., or "OCM," is an investment manager of each of the OCM/GFI Funds. As a result, each of the OCM/GFI Funds, GFI and OCM may be deemed to have beneficial ownership of the shares owned by GT Solar Holdings, LLC. Oaktree Capital Group Holdings GP, LLC, or "Oaktree Group," ultimately controls OCM. Oaktree Group is a limited liability company managed by Howard S. Marks, Bruce A. Karsh, Sheldon M. Stone, D. Richard Masson, Larry W. Keele, Stephen A. Kaplan, John B. Frank, David Kirchheimer and Kevin L. Clayton. Voting and investment power with respect to securities owned by the OCM/GFI Funds is exercised by a four-person committee, composed of two representatives of GFI (any of Messrs. Lawrence D. Gilson, Richard K. Landers, Ian A. Schapiro, and Andrew G. Osler) and two representatives of OCM (Messrs. Stephen A. Kaplan and Michael P. Harmon). The OCM/GFI Funds, GFI, OCM, Oaktree Group and all such individuals expressly disclaim beneficial ownership of the shares held by GT Solar Holdings, LLC, except to the extent of their respective pecuniary interests therein. The address for each of GT Solar Holdings, LLC, GFI, the OCM/GFI Funds and Messrs. Landers, Forth, Gilson, Schapiro and Osler is c/o GFI Energy Ventures LLC, 11611 San Vicente Blvd., Suite 710, Los Angeles, California 90049. The address for OCM, Oaktree Group and Messrs. Marks, Karsh, Stone, Masson, Keele, Kaplan, Frank, Kirchheimer, Clayton and Harmon is c/o Oaktree Capital Management, L.P., 333 South Grand Avenue, 28th floor, Los Angeles, California 90071.

(2)
Includes options to purchase 62,978 shares of common stock exercisable on or prior to 60 days following June 10, 2009.

(3)
Includes options to purchase 141,666 shares of common stock exercisable on or prior to 60 days following June 10, 2009.

(4)
Represents options to purchase 167,673 shares of common stock exercisable on or prior to 60 days following June 10, 2009.

(5)
Represents options to purchase 56,867 shares of common stock exercisable on or prior to 60 days following June 10, 2009.

(6)
Represents options to purchase 54,963 shares of common stock exercisable on or prior to 60 days following June 10, 2009.

(7)
By virtue of being a partner of GFI, Mr. Forth may be deemed to have or share beneficial ownership of shares beneficially owned by GFI. Mr. Forth expressly disclaims beneficial ownership of such shares, except to the extent of his direct pecuniary interest therein. Mr. Forth also expressly disclaims beneficial ownership of any shares held by the OCM/GFI Funds or GT Solar Holdings, LLC, except to the extent of his pecuniary interest therein. See Note 1.

(8)
Represents options to purchase 161,603 shares of common stock exercisable on or prior to 60 days following June 10, 2009.

(9)
By virtue of being a partner of GFI, Mr. Landers may be deemed to have or share beneficial ownership of shares beneficially owned by GFI. Mr. Landers expressly disclaims beneficial ownership of such shares except to the extent of his direct pecuniary interest therein. Mr. Landers also expressly disclaims beneficial ownership of any shares held by the OCM/GFI Funds or GT Solar Holdings, LLC, except to the extent of his pecuniary interest therein. See Note 1.

(10)
Includes options to purchase 645,750 shares of common stock exercisable on or prior to 60 days following June 10, 2009.

RELATED PARTY TRANSACTIONS

        We have entered into certain transactions and contractual arrangements with some of our stockholders and members of management, including the following:

Limited Liability Company Agreement of GT Solar Holdings, LLC

        On December 30, 2005, the members of GT Solar Holdings, LLC, including OCM/GFI Power Opportunities Fund II, L.P. (the "Main Fund"), OCM/GFI Power Opportunities Fund II (Cayman), L.P. (the "Cayman Fund" and together with the Main Fund, the "OCM/GFI Funds"), Thomas M. Zarrella, our chief executive officer and director, certain of our former directors and executive officers and certain other investors, entered into a limited liability company agreement to establish the affairs of GT Solar Holdings, LLC. The limited liability company agreement provides that, subject to certain exceptions, all aspects of the management and direction of GT Solar Holdings, LLC are the responsibility of the Main Fund and the Cayman Fund, which are, together, the managing member of GT Solar Holdings, LLC.

        The limited liability company agreement authorizes GT Solar Holdings, LLC to issue Class A Shares, Class B Shares, Class C Shares and Class D Shares. The managing member has sole discretion to authorize the issuance by GT Solar Holdings, LLC of any equity securities. The Class A Shares and the Class C Shares are not subject to vesting, and the Class B Shares and the Class D Shares may only be issued to our employees and are subject to vesting. The Class B and Class D Shares vest only so long as the holder thereof remains employed by us.

        Distributions on the Class A Shares, Class B Shares, Class C Shares and Class D Shares have the following order of preference:

  1.
  to the holders of outstanding Class A Shares until the aggregate unreturned capital (as defined in the limited liability company agreement) with respect to the Class A Shares has been reduced to zero;

  2.
  to the holders of outstanding Class A Shares until the aggregate unpaid Class A return (as defined in the limited liability company agreement) with respect to the Class A Shares has been reduced to zero;

  3.
  to the holders of outstanding Class B Shares in such amount as is necessary to cause the aggregate amount distributed in respect of each such outstanding Class B Share to be equal to the aggregate amount theretofore distributed with respect to each outstanding Class A Share pursuant to item 2 above;

  4.
  to the holders of the outstanding Class A Shares and the holders of outstanding Class B Shares, ratably among such holders based upon the aggregate number of Class A Shares and Class B Shares held by each such holder immediately prior to such distribution, until cash distributions made on the Class A Shares result in an internal rate of return, or IRR (as defined in the limited liability company agreement), that is equal to 20%;

  5.
  until cash distributions made on the Class A Shares result in an IRR equal to 30%,

  (i)
  to the holders of outstanding Class C and Class D Shares, ratably among such holders based upon the aggregate number of Class C and Class D Shares held by each such holder immediately prior to such distribution, in such amount as is necessary to cause the distributions with respect to each such Class C Share and Class D Shares to be equal to the product of (i) the aggregate, cumulative amount theretofore distributed with respect to each Class A Share, multiplied by (ii) the product obtained by multiplying (x) the excess of the IRR over 20%, by (y) ten; and

    (ii)
    to the holders of outstanding Class A Shares and Class B Shares ratably among such holders based upon the aggregate number of Class A Shares and Class B Shares held by each such holder immediately prior to such distribution; and

  6.
  all distributions made at or after such time as cash distributions made on the Class A Shares have resulted in an IRR that is equal to or greater than 30% shall be made to the holders of Class A Shares, Class B Shares, Class C Shares and Class D Shares ratably based on holdings of such shares.

        Amounts distributed to holders of Class B Shares and Class D Shares in respect of the unvested portion of such shares shall be retained by GT Solar Holdings, LLC (other than certain tax distributions that GT Solar Holdings, LLC would be obligated to make) and distributed to the holder to the extent the unvested shares become vested in accordance with the terms of the limited liability company agreement.

        Subject to certain exceptions, the holders of Class A Shares have the right to purchase their proportional share of equity securities that GT Solar Holdings, LLC authorizes for issuance or sale to the managing member. The limited liability company agreement generally prohibits the transfer of GT Solar Holdings, LLC's shares by the holders of those shares other than in certain limited circumstances, such as with consent of the managing member or upon a sale of GT Solar Holdings, LLC approved by the managing member or by holders of a majority of GT Solar Holdings, LLC shares issued to the Main Fund and the Cayman Fund. GT Solar Holdings, LLC, followed by the managing member, shall have a right of first refusal to purchase GT Solar Holdings, LLC's shares from a transferring shareholder. Subject to specified conditions, the members of GT Solar Holdings, LLC have certain rights to participate in transfers of shares by the managing member. Subject to specified conditions, the limited liability company agreement requires the members of GT Solar Holdings, LLC to vote for, consent to and raise no objections against a sale of GT Solar Holdings, LLC approved by the managing member or by holders of a majority of the GT Solar Holdings, LLC's shares issued to the Main Fund and the Cayman Fund.

        The limited liability company agreement provides that GT Solar Holdings, LLC will pay or cause its subsidiaries (including GT Solar International, Inc.) to pay the reasonable out of pocket expenses of the Main Fund and the Cayman Fund in the performance of its duties as managing member of GT Solar Holdings, LLC, including, but not limited to: any debt financing documents and each other agreement executed in connection with the limited liability company agreement, and the evaluation and consummation of the transactions contemplated by the limited liability company agreement and those other agreements; any amendments or waivers under or in respect of the limited liability company agreement and those other agreements; the enforcement of rights granted under the limited liability company agreement and those other agreements, or the Main Fund's and the Cayman Fund's direct or indirect investment in GT Solar Holdings, LLC or in GT Solar Incorporated and their respective subsidiaries; governmental filings with respect to such investments; fees and expenses of any lenders of GT Solar Holdings, LLC and its subsidiaries; and any transaction, claim, event or other matter relating to GT Solar Incorporated or its subsidiaries or the transactions contemplated thereby as to which the Main Fund and the Cayman Fund seeks advice of counsel.

Registration Rights Agreement

        In connection with the acquisition by GT Solar Holdings, LLC of GT Solar on December 30, 2005 (the "Acquisition"), GT Solar Incorporated, GT Solar Holdings, LLC, the Main Fund and the other shareholders of GT Solar Holdings, LLC entered into a registration rights agreement, dated December 30, 2005. On July 1, 2008, GT Solar, GT Solar Incorporated, GT Solar Holdings, LLC and the Main Fund entered into an amended and restated registration rights agreement, to reflect the fact that GT Solar Holdings, LLC exchanged its common stock of GT Solar Incorporated for shares of common stock of GT Solar, and GT Solar Incorporated became a subsidiary of GT Solar. Pursuant to the amended and restated registration rights agreement, the holders of a majority of the shares issued to the Main Fund in respect of its shareholdings in GT Solar Holdings, LLC, have the right, on either a certain number or an unlimited number of occasions depending on the form of registration to be used, to demand that we register shares of our common stock under the Securities Act, subject to certain limitations. In addition, those holders that hold 5% or more of the shares of our common stock are entitled to piggyback registration rights with respect to the registration of the shares of our common stock. In the event that we propose to register any shares under the Securities Act either for our account or for the account of any of our stockholders, the holders of shares of our common stock having piggyback registration rights are entitled to receive notice of such registration and to include additional shares of our common stock in any such registration, subject to certain limitations.

        These registration rights are subject to conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares of our common stock held by such stockholders to be included in such registration. We are generally required to bear all expenses of such registration (other than underwriting discounts and commissions). GT Solar and GT Solar Holdings, LLC have agreed to not effect any public sale or distribution of equity securities during the period commencing seven days before the effective date of such registration and ending 180 days thereafter, and holders of securities with registration rights may not make any public sale or distribution (including sales pursuant to Rule 144) during the period commencing seven days before the effective date of such registration and ending 180 days thereafter, unless, in each case, the underwriters managing the registered public offering otherwise agree. In connection with each of these registrations, we have agreed to indemnify the holders of registrable securities against certain liabilities under the Securities Act.

        We registered the shares of certain selling stockholders in our initial public offering in July 2008 and paid approximately $4.2 million of expenses, of which approximately $2.7 million was paid in fiscal 2009, in connection with that offering pursuant to the terms of the registration rights agreement.

Employee Stockholders Agreement

        In connection with the Acquisition, GT Solar Incorporated entered into an employee stockholders agreement, dated December 30, 2005, with GT Solar Holdings, LLC and each individual who executes a counterpart to the employee stockholders agreement as well as any other person who acquires shares of our common stock pursuant to the 2006 Stock Option Plan. On July 1, 2008, GT Solar entered into an amended and restated employee stockholders agreement with GT Solar Holdings, LLC, GT Solar Incorporated and each individual who executed a counterpart to the employee stockholders agreement as well as any other person who acquires shares of our common stock pursuant to the 2006 Stock Option Plan, to assume GT Solar Incorporated's obligations under the original employee stockholders agreement. The amended and restated employee stockholders agreement restricted the transfer of shares of our common stock by the employee stockholders. We had a right of first refusal on proposed sales of our common stock held by employee stockholders and an option to purchase shares held by employee stockholders upon termination their employment. The employee stockholders had the right to participate in a sale of more than 50% of the shares of our common stock held by GT Solar Holdings, LLC, and GT Solar Holdings, LLC has the right to require the employee stockholders to participate in any such sale, on the same terms and conditions, and for the same consideration as, GT Solar Holdings, LLC. The amended and restated employee stockholders agreement terminated automatically upon the completion of our initial public offering.

Payments to Holders of GT Solar Holdings, LLC Shares

        GT Solar Holdings, LLC used the net proceeds from our initial public offering to make payments in respect of its Class A, Class B, Class C and Class D shares in an aggregate amount of approximately

$470.0 million. These payments were made to holders of Class A, Class B, Class C and Class D shares in accordance with the limited liability company agreement of GT Solar Holdings, LLC. These holders elected to receive the payments in cash, shares of our common stock or a combination of cash and shares of our common stock. The following table sets forth the aggregate value of the cash payment, based upon the initial public offering price of $16.50 per share, received by the OCM/GFI Funds and an executive officer, all of whom are shareholders of GT Solar Holdings, LLC. The table assumes the distribution of the proceeds of our initial public offering by GT Solar Holdings, LLC to its shareholders prior to the distribution by GT Solar Holdings, LLC to its shareholders of its portion of the dividend in the aggregate amount of $90.0 million that we declared on June 30, 2008 and paid to our existing shareholders after the completion of our initial public offering.

Name	Aggregate Value of the Cash Payment (in millions)
OCM/GFI Power Opportunities Fund II, L.P.	$281.7
OCM/GFI Power Opportunities Fund II (Cayman), L.P.	35.2
Thomas M. Zarrella(a) President, Chief Executive Officer and Director	8.5

    (a)
    In addition to his cash payment Mr. Zarrella received 551,851 shares of our common stock.

        On July 29, 2008, GT Solar Holdings, LLC and Mr. Zarrella entered into a letter agreement pursuant to which the portion of the distribution of our initial public offering proceeds received by Mr. Zarrella in respect of the Class B shares of GT Solar Holdings, LLC held by Mr. Zarrella will be allocated entirely to Class B shares held by Mr. Zarrella that have vested as of the date of such distribution without reducing the aggregate amount that he was to receive in respect of all of his Class B shares. The letter agreement provides that each future distribution by GT Solar Holdings, LLC to Mr. Zarrella in respect of his Class B shares will be allocated to only the Class B shares that have vested as of the date of such distribution, without reducing the aggregate amount that he would have received in respect of all of his Class B shares in connection with such distribution. The letter agreement provides further that to the extent that any of Mr. Zarrella's unvested Class B shares fails to vest, (1) future distributions to Mr. Zarrella in respect of any of his shares of GT Solar Holdings, LLC, be they Class B or otherwise, will be reduced by the amount of prior distributions that would have been allocated to such unvested shares but for the letter agreement and (2) subject to certain limitations, in the event any such future distributions are made in both cash and securities, the reduction noted in (1) above will be applied first to the value of the securities to be distributed to Mr. Zarrella.

Non-Employee Director Fees

        In June 2009, the Compensation Committee approved a change to the compensation program for directors such that non-employee directors who are affiliated with GFI will begin to receive annual fees for Board and committee service at the same time and in the same amount paid to our other non-employee directors. In addition, our non-employee directors who are affiliated with GFI will receive an equity award in the form of restricted stock units on the date of the 2009 Annual Meeting. We have agreed that these payments and equity awards may be made to GFI Energy Ventures LLC in lieu of making these payments and equity awards to Messrs. Forth and Landers. Messrs. Forth and Landers are partners of GFI Energy Ventures LLC. See "Director Compensation—Cash Compensation" and "Director Compensation—Equity Awards." In June 2009, the Audit Committee ratified these payments and equity awards in accordance with our related person policy described below under "—Statement of Policy Regarding Transactions with Related Persons."

 Statement of Policy Regarding Transactions with Related Persons

        On June 30, 2008, our Board of Directors adopted a statement of policy regarding transactions with related persons, which we refer to as our "related person policy." Our related person policy requires that a "related person" (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our General Counsel any "interested transaction" (defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we are a participant, and (3) any related person has or will have a direct or indirect interest, other than solely as a result of being a director or a less than ten percent (10%) beneficial owner of another entity) and all material facts with respect thereto. Our General Counsel will then promptly communicate that information to the Board of Directors. No interested transaction will be consummated or will continue without the approval or ratification of the Audit Committee. In determining whether to approve or ratify an interested transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction. It is our policy that, except as provided in our amended and restated certificate of incorporation, directors interested in an interested transaction will recuse themselves from any vote of an interested transaction in which they have an interest.

        Pursuant to the provision in our amended and restated certificate of incorporation relating to corporate opportunities, any of our directors who is employed by GFI could determine that an opportunity is presented to him solely in his capacity as one of our directors if it is presented only as an opportunity specifically for us. If an opportunity is presented to the director both in his capacity as one of our directors and in any other capacity (for example, as a director of an unrelated company), the director does not have an obligation to bring the opportunity to us. If it is unclear in what context the opportunity is presented, then the director could determine that it is not "solely in his or her capacity as a director of the Company."

        Other than the payment of the selling stockholders' expenses for the initial public offering described above, we did not enter into any "interested transaction" as described above with our officers, directors or principal stockholders in fiscal 2009.

AUDIT COMMITTEE MATTERS

Audit Committee Report

Review of Audited Financial Statements with Management

        The Audit Committee reviewed and discussed with management GT Solar's audited consolidated financial statements for the fiscal year ended March 28, 2009.

Review of Financial Statements and Other Matters with Independent Accountant

        The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. The Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with that firm its independence from GT Solar International, Inc.

Recommendation that Financial Statements be Included in Annual Report

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in GT Solar's Annual Report on Form 10-K for the fiscal year ended March 28, 2009 for filing with the SEC.

    J. Michal Conaway, Chairman
    Ernest L. Godshalk
    Richard K. Landers (Audit Committee Member through May 27, 2009)

Principal Accountant Services and Fees

        Ernst & Young LLP was GT Solar's independent registered public accounting firm for fiscal 2009 and 2008. Fees for professional services rendered by Ernst & Young LLP for fiscal 2009 and 2008 were as follows:

Services Rendered	Fiscal 2009	Fiscal 2008
Audit Fees(1)	$1,750,424	$1,846,072
Audit-Related Fees(2)	—	—
Tax Fees (3)	—	—
All Other Fees	—	—

    (1)
    Audit fees include professional services for the audit of GT Solar's consolidated financial statements included in the Annual Report on Form 10-K and Registration Statement on Form S-1 and review of financial statements included in GT Solar's Quarterly Reports on Form 10-Q and consultations regarding on-going financial accounting matters.

    (2)
    No audit-related fees were paid in fiscal 2009 or fiscal 2008.

    (3)
    No tax fees were paid in fiscal 2009 or fiscal 2008.

 Audit Committee Pre-Approval Policy

        Pursuant to its charter, all auditing, internal control related and permitted non-audit services provided by the independent auditor (including fees and terms thereof) requires the prior approval of the Audit Committee. The Audit Committee does not engage the independent auditor to perform any non-audit services which would adversely affect its independence or are prohibited by law or regulation. The Audit Committee may in the future adopt pre-approval policies and procedures detailed as to particular services and delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

        All of the services described above for fiscal 2009 were pre-approved by the Audit Committee.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and to furnish us with copies of the forms they file. Based on our review of filings made with the SEC and representations made by our directors and executive officers, we believe that all of our directors and executive officers timely filed all reports that were required to be filed under Section 16(a) during the fiscal year ended March 28, 2009.

Stockholder Proposals and Director Nominations

        Stockholder proposals for the 2010 Annual Meeting of Stockholders (the "2010 Annual Meeting") must be received at our principal executive offices by March 1, 2010, and must otherwise comply with the SEC's rules, to be considered for inclusion in our proxy materials relating to our 2010 Annual Meeting.

        If you intend to present a proposal at the 2010 Annual Meeting, or if you want to nominate one or more directors at the 2010 Annual Meeting, you must comply with the advance notice provisions of GT Solar's By-Laws. If you intend to present a proposal at next year's annual meeting, or if you want to nominate one or more directors, you must give timely notice thereof in writing to the Secretary at the address below. The Secretary must receive this notice no earlier than April 9, 2010 and no later than May 9, 2010.

        You may contact our Secretary at our principal executive offices for a copy of the relevant By-Law provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our By-Laws are also available on our website at www.gtsolar.com.

        Proponents must submit notices of proposals and nominations in writing to the following address:

Secretary
GT Solar International, Inc.
243 Daniel Webster Highway
Merrimack, New Hampshire 03054

        All proposals should be submitted by certified mail, return receipt requested. The Secretary will forward the notices of proposals and nominations to the Nominating and Corporate Governance Committee for consideration.

Annual Report on Form 10-K

        We are providing without charge, to each person from whom a proxy is solicited, a copy of our Annual Report on Form 10-K, including the financial statements and schedules, for fiscal 2009. To request an additional copy of the Annual Report on Form 10-K, please write to Secretary, GT Solar International, Inc., 243 Daniel Webster Highway, Merrimack, New Hampshire, 03054.

 Solicitation of Proxies

        The cost of soliciting proxies in the enclosed form will be borne by GT Solar. In addition to solicitation by mail, officers and other employees of GT Solar may solicit proxies personally, by telephone and by facsimile. GT Solar may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing.

Miscellaneous

        The management does not know of any matters to be presented at the 2009 Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the 2009 Annual Meeting, the persons named in the enclosed form of proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment.

ANNEX A

GT SOLAR INTERNATIONAL, INC.

SECTION 162(m) PERFORMANCE INCENTIVE PLAN

Section 1.    Purpose

        The purpose of this GT Solar International, Inc. Section 162(m) Performance Incentive Plan is to provide a means of determining both annual and long-term incentive compensation for certain of the Company's executive officers in a manner that qualifies as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code.

Section 2.    Definitions

        The following capitalized words as used herein shall have the following meanings:

        (a) "Award" means any award granted under the Plan to an Eligible Employee by the Committee subject to such terms and conditions as the Committee may establish under the terms of the Plan.

        (b)   "Board" means the Board of Directors of the Company.

        (c)   "Cash-Based Award" means any Award denominated by reference to a dollar amount.

        (d)   "Committee" means the Compensation Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof consisting of two or more directors each of whom is an "outside director" within the meaning of Section 162(m).

        (e)   "Common Shares" means the Company's common stock, par value $0.01 per share, or any security issued by the Company or any successor in exchange or in substitution therefor.

        (f)    "Company" means GT Solar International, Inc., a Delaware corporation.

        (g)   "Eligible Employee" means any employee or executive officer of the Company or any of its subsidiaries who is or, in the opinion of the Committee, may become a "covered employee" within the meaning of Section 162(m).

        (h)   "Fair Market Value" of a Common Share as of a given date shall have the same meaning as applies under the Share Incentive Plan.

        (i)    "GAAP" means accounting principles generally accepted in the United States of America from time to time.

        (j)    "Participant" means an Eligible Employee granted an Award under the Plan.

        (k)   "Performance Criteria" shall have the meaning set forth in Section 4(b) hereof.

        (l)    "Performance Goals" shall have the meaning set forth in Section 4(c) hereof.

        (m)  "Performance Period" means a period determined by the Committee of not more than five years over which the Performance Goals set forth in the Award are to be achieved.

        (n)   "Plan" means this GT Solar International, Inc. Section 162(m) Performance Incentive Plan, as it may be amended from time to time.

        (o)   "Section 162(m)" means Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), as amended from time to time, and any regulations promulgated thereunder.

        (p)   "Section 409A" shall mean Section 409A of the Code and the treasury regulations and other official guidance promulgated thereunder.

        (q)   "Share-Based Award" means any Award denominated by reference to a number of Common Shares.

        (r)   "Share Incentive Plan" means the Company's 2008 Equity Incentive Plan, as it may be amended and restated from time to time.

        (s)   "Treasury Regulation" means the U.S. Department of Treasury regulations promulgated under the Code, as amended, including any successor provisions thereto.

Section 3.    Administration of the Plan

        (a)    Committee Members.    The Plan shall be administered by the Committee. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

        (b)    Discretionary Authority.    Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Employees to whom, and the time or times at which, Awards may be granted, whether an Award will be a Cash-Based Award or a Share-Based Award, the Performance Period, the Performance Criteria and the Performance Goals, and all other terms of the Award. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

        (c)    Delegation of Authority.    The Committee may delegate, to any appropriate officer or employee of the Company, responsibility for certain ministerial functions (but not the exercise of discretion) under this Plan.

Section 4.    Awards

        (a)    Grant of Awards.    The Committee may grant to any Eligible Employee Cash-Based Awards and/or Share-Based Awards under the Plan with respect to one or more Performance Periods under the Plan. Performance Periods may run consecutively and/or concurrently, as determined by the Committee. Before the 90th day of the Performance Period (or no later than such earlier or later date as may be the applicable deadline for the establishment of performance goals permitting the compensation payable to such Eligible Employee for such year hereunder to qualify as "qualified performance-based compensation" under Treasury Regulation Section 1.162-27(e)) (the "Determination Date"), the Committee will determine the type of Award, the duration of the Performance Period, the Performance Criteria, the applicable Performance Goals relating to the Performance Criteria, and the amount and terms of payment to be made upon achievement of the Performance Goals.

        (b)    Performance Criteria.    For purposes of Awards granted under the Plan, the "Performance Criteria" shall be one or any combination of the following, for the Company or any identified subsidiary or business unit, as determined by the Committee no later than the Determination Date: net earnings; net income; operating income, including adjusted operating income; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; cash flow; return on equity; return on net assets employed; earnings per share; revenue growth; cash flow from operations; return on assets; earnings per share from continuing operations; net asset turnover; capital expenditures; inventory measures, including inventory turnover; working capital; bookings; gross or operating margin; return on total assets; return on invested capital; return on investment; return on revenue; market share; economic value added; cost of capital; expense reduction levels; stock price performance;

productivity; customer satisfaction; employee satisfaction; consolidated pre-tax earnings; net or gross revenues and total shareholder return for the applicable performance period; book value per share; net cash position; accounts receivable measures; shipments; total shareholder return; sale of all or any portion of the Company; acquisition of a business or businesses; development of new products; creation of intellectual property, including but not limited to patents, copyrights, and trade secrets. Each of the Performance Criteria shall be applied and interpreted in accordance with GAAP or such other objective measure as established by the Committee at the time of the Award.

        (c)    Performance Goals.    For purposes of Awards granted under the Plan, the "Performance Goals" shall be the levels of achievement relating to the Performance Criteria selected by the Committee for the Award. The Performance Goals shall be expressed as an objective formula or standard that precludes discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the goal. The Performance Goals may be applied on an absolute basis or relative to an identified index or peer group, as specified by the Committee. The Performance Goals may be applied by the Committee after excluding charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as determined in accordance with GAAP, or such other objective measure established by the Committee, provided the adjustments are specified at the time the Award is established.

        (d)    Maximum Awards.    The maximum amount that may become payable to any one Participant during any one calendar year under all Cash-Based Awards is limited to $5,000,000. The maximum number of Common Shares that may be subject to all Share-Based Awards granted to any one Participant during any one calendar year shall be limited to 1,000,000 Common Shares.

        (e)    Negative Discretion.    Notwithstanding anything else contained in the Plan to the contrary, the Committee shall have the right, in its discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under an Award and (ii) to establish rules or procedures that have the effect of limiting the amount payable to any Participant to an amount that is less than the maximum amount otherwise payable under an Award. The Committee shall not have discretion to increase the amount that is otherwise payable to any Participant under an Award. No provision of this Plan shall preclude the Committee from exercising negative discretion with respect to any Award hereunder, within the meaning of Treasury Regulation Section 1.162-27(e)(2)(iii)(A).

Section 5.    Payment of Awards

        (a)    Certification.    Following the conclusion of the Performance Period of an Award, the Committee shall certify in writing whether the Performance Goals for that Performance Period have been achieved, or certify the degree of achievement, if applicable.

        (b)    Payment.    Upon certification of the Performance Goals for an Award, the Committee shall determine the amount of payment to the Participant pursuant to the Award, if any. Upon certification of the Performance Goals for a Share-Based Award, the Committee shall determine the number of Common Shares payable to the Participant pursuant to the Award, if any. Notwithstanding the foregoing, both Cash-Based Awards and Share-Based Awards may be paid in any combination of cash or Common Shares as determined by the Committee in its discretion, based upon the Fair Market Value of the Common Shares at the time of payment. Unless otherwise determined by the Committee at the time an Award is granted, if the Participant's employment with the Company terminates for any reason prior to the date such Award is paid, the Participant shall forfeit such Award and shall have no further rights thereunder.

        (c)    Share Restrictions.    Any Common Shares payable in respect of an Award shall be subject to such terms, conditions, restrictions and/or limitations as the Committee shall determine in its discretion. Any Common Shares that become payable under an Award shall be paid from the Common Shares authorized under the Company's Share Incentive Plan, and shall be subject to the terms and conditions of such plan.

        (d)    Employment Requirement.    In the event of the termination of employment of a Participant with the Company or a subsidiary before the payment of an Award, the Award shall be forfeited and automatically be cancelled without further action of the Company or the Committee, subject to such conditions as may be approved by the Committee for certain circumstances of termination of employment, such as death or disability, if approved by the Committee in its sole discretion.

        (e)    Tax.    Any payment under this Plan shall be subject to applicable federal, state or local income and employment taxes and any other amounts that the Company is required by law to deduct and withhold from such payment. Any provision of this Plan to the contrary notwithstanding, (a) awards under this Plan are intended to qualify as "qualified performance-based compensation" under Treasury Regulation Section 1.162-27(e) and (b) any provision of the Plan that would prevent an award under the Plan from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

Section 6.    General Provisions

        (a)    Effective Date.    Subject to the approval of the Company's shareholders, the Plan shall be effective with respect to Performance Periods beginning on or after January 1, 2010.

        (b)    Amendment and Termination.    The Company may, from time to time, by action of the Board, amend, suspend or terminate any or all of the provisions of the Plan. Notwithstanding the foregoing, no amendment will be effective without shareholder approval if such approval is required to satisfy the requirements of Section 162(m). To the extent necessary for purposes of Section 162(m), this Plan shall be resubmitted to shareholders for their reapproval with respect to awards payable for the taxable years of the Company commencing on and after 5th anniversary of initial shareholder approval.

        (c)    Other Compensation.    Nothing contained in the Plan shall prohibit the Company or any subsidiary from establishing other additional incentive compensation arrangements for one or more employees of the Company or from paying compensation outside of the terms of the Plan, whether or not such compensation qualifies as performance-based compensation under Section 162(m).

        (d)    No Right to Employment.    Nothing in the Plan shall be deemed to give any Participant the right to remain employed by the Company or any subsidiary or to limit, in any way, the right of the Company or any subsidiary to terminate, or to change the terms, of a Participant's employment at any time.

        (e)    Governing Law.    The Plan shall be governed by and construed in accordance with the laws of Delaware, without regard to choice-of-law rules.

        (f)    Section 409A.    Although the Company makes no guarantee with respect to the tax treatment of payments hereunder and shall not be responsible in any event with regard to non-compliance with Section 409A, the Plan is intended to either comply with, or be exempt from, the requirements of Section 409A. To the extent that the Plan is not exempt from the requirements of Section 409A, the Plan is intended to comply with the requirements of Section 409A and shall be limited, construed and interpreted in accordance with such intent. Accordingly, the Company reserves the right to amend the provisions of the Plan at any time and in any manner without the consent of Participants solely to comply with the requirements of Section 409A and to avoid the imposition of the additional tax, interest or income inclusion under Section 409A on any payment to be made hereunder. Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest, income inclusion or other penalty that may be imposed on a Participant by Section 409A (or any similar state or local law) or for damages for failing to comply with Section 409A (or any similar state or local law).

FOR AGAINST ABSTAIN We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. OR Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting date. Please mark your votes as indicated in this example X INTERNET http://www.proxyvoting.com/ Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. 54017 Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH NOMINEE LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. 1. ELECTION OF DIRECTORS Nominees: 2. Approval of the GT Solar International, Inc. Section 162(m) Performance Incentive Plan. 3. Ratification of the appointment of Ernst & Young LLP as GT Solar International, Inc’s. independent registered public accounting firm for the fiscal year ending April 3, 2010. FOR ALL WITHOLD FOR ALL FOR ALL EXCEPT FOLD AND DETACH HERE INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For All Except” box above and write that nominee’s name in the space provided below.  01 J. Bradford Forth 02 Fusen E. Chen 03 J. Michal Conaway 04 Ernest L. Godshalk 05 Richard K. Landers 06 Matthew E. Massengill 07 Noel G. Watson 08 Thomas M. Zarrella RESTRICTED AREA - SCAN LINE Mark Here for Address Change or Comments SEE REVERSE

PRINT AUTHORIZATION To commence printing on this proxy card please sign, date and fax this card to: 732-802-0260 SIGNATURE: DATE: (THIS BOXED AREA DOES NOT PRINT) Registered Quantity 1000.00 FOLD AND DETACH HERE 54017 Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders to be held on August 7, 2009. The Proxy Statement and the 2009 Annual Report are available at: http://investor.gtsolar.com/financials.cfm PROXY GT SOLAR INTERNATIONAL, INC. Annual Meeting of Stockholders – August 7, 2009 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Thomas M. Zarrella, Richard E. Johnson and Hoil Kim, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote all the shares of GT Solar International, Inc. Common Stock which the undersigned is entitled to vote as provided on the other side of this proxy card and, in their discretion, upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held August 7, 2009 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. (Continued and to be marked, dated and signed, on the other side) You can now access your GT Solar International, Inc. account online. Access your GT Solar International, Inc. account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for GT Solar International, Inc., now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.